Exhibit 10.4

_________________________________________________

AMENDED AND RESTATED LOAN AGREEMENT
by and among
NEW SANTA MONICA BEACH HOTEL, L.L.C.,
as Borrower,
DTRS SANTA MONICA, L.L.C.,
as Operating Lessee,
THE FINANCIAL INSTITUTIONS PARTY HERETO
AND THEIR ASSIGNEES UNDER SECTION 12.12,
as Lenders,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
-and-
WELLS FARGO SECURITIES, LLC,
as Sole Lead Arranger

_________________________________________________

Entered into as of May 29, 2014
Loan No. 1005062

Loan No. 1005062

ARTICLE 1	DEFINITIONS...........................................................................................	1
1.1	Defined Terms.................................................................................................	1
1.2	Exhibits Incorporated......................................................................................	24
ARTICLE 2	LOAN.............................................................................................................	24
2.1	Loan.....................................................................................................................	24
2.2	Rates and Payment of Interest on Loans.........................................................	24
2.3	Payments............................................................................................................	28
2.4	Fees..................................................................................................................	29
2.5	Repayment of Loan.........................................................................................	29
2.6	Prepayments......................................................................................................	29
2.7	Loan Documents..............................................................................................	30
2.8	Effective Date..................................................................................................	30
2.9	Maturity Date...................................................................................................	30
2.10	Full Repayment and Reconveyance................................................................	30
2.11	Extension of Maturity Date.............................................................................	31
2.12	Authorized Representative..............................................................................	32
2.13	Lenders' Accounting........................................................................................	32
ARTICLE 3	DISBURSEMENT..................................................................................	32
3.1	Initial Conditions Precedent............................................................................	32
3.2	Disbursement Authorization............................................................................	35
3.3	Funds Transfer Disbursements........................................................................	36
3.4	Assignment of Accounts..................................................................................	36
ARTICLE 4	ACCOUNTS; REQUIRED RESERVES...............................................	37
4.1	Accounts............................................................................................................	37
4.2	Collection Account..........................................................................................	38
4.3	FF&E Reserve.................................................................................................	38
4.4	Insurance and Tax Reserve Account................................................................	39
ARTICLE 5	INSURANCE.............................................................................................	40
5.1	Title Insurance.................................................................................................	40
5.2	Property Insurance...........................................................................................	40
5.3	Flood Hazard Insurance...................................................................................	40
5.4	Liability Insurance..........................................................................................	40
5.5	Terrorism Insurance.........................................................................................	40
5.6	Business Interruption Insurance......................................................................	40
5.7	Other Coverage................................................................................................	41
5.8	General.............................................................................................................	41
ARTICLE 6	REPRESENTATIONS AND WARRANTIES.......................................	41
6.1	Authority/Enforceability.................................................................................	41
6.2	Binding Obligations.........................................................................................	41
6.3	Formation and Organizational Documents......................................................	42
6.4	No Violation....................................................................................................	42
6.5	Compliance with Laws...................................................................................	42

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Loan No. 1005062

6.6	Litigation..........................................................................................................	42
6.7	Financial Condition........................................................................................	42
6.8	No Material Adverse Change..........................................................................	43
6.9	Accuracy........................................................................................................	43
6.10	Americans with Disabilities Act Compliance..................................................	43
6.11	Tax Liability; Separate Tax Parcel...................................................................	43
6.12	Business Loan..................................................................................................	43
6.13	Condemnation.................................................................................................	43
6.14	Enforceability..................................................................................................	44
6.15	Certificate of Occupancy; Licenses.................................................................	44
6.16	Physical Condition...........................................................................................	44
6.17	Management Agreement..................................................................................	44
6.18	Operating Lease...............................................................................................	44
6.19	Contracts..........................................................................................................	45
6.20	Personal Property.............................................................................................	45
6.21	FF&E and Inventory........................................................................................	45
6.22	Accounts..........................................................................................................	45
6.23	Vehicles...........................................................................................................	45
6.24	ERISA.............................................................................................................	45
6.25	Employer Company Agreements.....................................................................	46
6.26	Survival of Representations.............................................................................	46
ARTICLE 7	HAZARDOUS MATERIALS...............................................................	46
7.1	Special Representations and Warranties..........................................................	46
7.2	Hazardous Materials Covenants......................................................................	47
7.3	Inspection by Administrative Agent................................................................	48
7.4	Hazardous Materials Indemnity.......................................................................	48
7.5	Legal Effect of Section....................................................................................	48
ARTICLE 8	COVENANTS OF BORROWER.........................................................	49
8.1	Performance of Obligations.............................................................................	49
8.2	Expenses...........................................................................................................	49
8.3	ERISA Compliance.........................................................................................	49
8.4	Leasing.............................................................................................................	50
8.5	Approval of Leases..........................................................................................	50
8.6	Subdivision Maps; Zoning Matters.................................................................	50
8.7	Opinion of Legal Counsel...............................................................................	50
8.8	Management Agreement..................................................................................	51
8.9	Actions to Maintain Property...........................................................................	52
8.10	Proceedings......................................................................................................	53
8.11	Correction of Defects......................................................................................	53
8.12	Personal Property.............................................................................................	53
8.13	Operation of the Property................................................................................	54
8.14	Completion of Renovations.............................................................................	54

Loan No. 1005062

8.15	Taxes, Assessments, Encumbrances................................................................	54
8.16	[Intentionally omitted.]....................................................................................	59
8.17	Subordination of Management Agreement......................................................	59
8.18	Maintenance DSCR Hurdle.............................................................................	59
8.19	Ownership and Control of Borrower...............................................................	60
8.20	Liens..................................................................................................................	60
8.21	Dissolution..........................................................................................................	60
8.22	Material Contracts...........................................................................................	60
8.23	Indebtedness; Negative Pledge........................................................................	61
8.24	Transactions with Affiliates.............................................................................	61
8.25	Amendments to Organizational Documents....................................................	61
8.26	Further Assurances..........................................................................................	61
8.27	Assignment......................................................................................................	62
8.28	Interest Rate Protection...................................................................................	62
8.29	Property Transfers...........................................................................................	62
8.30	Equity Transfers...............................................................................................	62
8.31	Operating Lease...............................................................................................	63
8.32	Distributions.....................................................................................................	64
8.33	Special Purpose Entity Status..........................................................................	65
8.34	Title Policy.......................................................................................................	66
8.35	Compliance with Laws....................................................................................	67
8.36	Litigation..........................................................................................................	67
8.37	Americans with Disabilities Act Compliance..................................................	67
8.38	Financial Condition.........................................................................................	67
8.39	Business Loan..................................................................................................	67
ARTICLE 9	REPORTING COVENANTS................................................................	68
9.1	Monthly Reporting..........................................................................................	68
9.2	DSCR Certificate.............................................................................................	68
9.3	Other.................................................................................................................	68
9.4	Books and Records..........................................................................................	69
ARTICLE 10	DEFAULTS AND REMEDIES.............................................................	69
10.1	Default..............................................................................................................	69
10.2	Acceleration Upon Default; Remedies............................................................	72
10.3	Early Acceleration of the Maturity Date.........................................................	72
10.4	Allocation of Proceeds....................................................................................	73
10.5	Disbursements To Third Parties.......................................................................	73
10.6	Repayment of Funds Advanced.......................................................................	73
10.7	Rights Cumulative; No Waiver........................................................................	74
ARTICLE 11	THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS........................................................................................	74
11.1	Appointment and Authorization......................................................................	74
11.2	Wells Fargo as Lender.....................................................................................	75
11.3	Distribution and Apportionment of Payments.................................................	76

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11.4	Default Lenders...............................................................................................	76
11.5	Pro Rata Treatment..........................................................................................	77
11.6	Sharing of Payments, Etc................................................................................	77
11.7	Collateral Matters; Protective Advances.........................................................	78
11.8	Post-Foreclosure Plans....................................................................................	79
11.9	Approval of Lenders........................................................................................	80
11.10	Notice of Defaults............................................................................................	80
11.11	Administrative Agent's Reliance, Etc..............................................................	80
11.12	Indemnification of Administrative Agent........................................................	81
11.13	Lender Credit Decision, Etc............................................................................	82
11.14	Successor Administrative Agent......................................................................	83
11.15	No Set-Offs......................................................................................................	84
ARTICLE 12	MISCELLANEOUS PROVISIONS......................................................	84
12.1	Indemnity..........................................................................................................	84
12.2	Form of Documents.........................................................................................	85
12.3	No Third Parties Benefited..............................................................................	85
12.4	Notices.............................................................................................................	85
12.5	Attorney-in-Fact..............................................................................................	85
12.6	Actions..............................................................................................................	85
12.7	Right of Contest...............................................................................................	85
12.8	Relationship of Parties.....................................................................................	86
12.9	Delay Outside Lender's Control......................................................................	86
12.10	Attorneys' Fees and Expenses; Enforcement...................................................	86
12.11	Amendments and Waivers...............................................................................	86
12.12	Successors and Assigns...................................................................................	88
12.13	Capital Adequacy.............................................................................................	90
12.14	Lender's Agents...............................................................................................	91
12.15	Tax Service......................................................................................................	91
12.16	WAIVER OF RIGHT TO TRIAL BY JURY...................................................	91
12.17	Severability........................................................................................................	92
12.18	Time.................................................................................................................	92
12.19	Headings...........................................................................................................	92
12.20	Governing Law................................................................................................	92
12.21	Integration; Interpretation................................................................................	94
12.22	Joint and Several Liability...............................................................................	94
12.23	Counterparts.....................................................................................................	94
12.24	Electronic Delivery of Certain Information....................................................	94
12.25	Public/Private Information..............................................................................	95
12.26	USA Patriot Act Notice; Compliance..............................................................	95
12.27	Syndication Cooperation.................................................................................	95
12.28	Operating Lessee - No Liability......................................................................	96
12.29	Restatement......................................................................................................	96

Loan No. 1005062

SCHEDULES

SCHEDULE 1.1(a)	MANAGER'S ACCOUNTS
SCHEDULE 1.1(b)	PRO RATA SHARE
SCHEDULE 1.1(c)	PERMITTED LIENS
SCHEDULE 1.1(d)	REPLACEMENT MANAGERS
SCHEDULE 6.6	LITIGATION
SCHEDULE 8.24	AFFILIATE TRANSACTIONS

EXHIBITS

EXHIBIT A	DESCRIPTION OF PROPERTY
EXHIBIT B	DOCUMENTS
EXHIBIT C	CONTRACTS
EXHIBIT D	VEHICLES
EXHIBIT E	FORM ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT F	FORM COMPLIANCE CERTIFICATE
EXHIBIT G	FORM DSCR CERTIFICATE
EXHIBIT H	FORM PROMISSORY NOTE
EXHIBIT I	FOR OF FIXED RATE NOTICE
EXHIBIT J	FORM DISBURSEMENT INSTRUCTION AGREEMENT
EXHIBIT K	FORM OF U.S. TAX COMPLIANCE CERTIFICATES

v

Loan No. 1005062

AMENDED AND RESTATED LOAN AGREEMENT
THIS AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is entered into as of May 29, 2014, by and among NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company (“Borrower”), DTRS SANTA MONICA, L.L.C., a Delaware limited liability company (“Operating Lessee”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (“Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders (“Administrative Agent”).
R E C I T A L S
A.    Borrower owns certain real property, commonly known as 1700 Ocean Avenue, Santa Monica, California, 90401, more particularly described in Exhibit A hereto, and all improvements now or hereafter existing thereon, which improvements consist of the Loews Santa Monica Beach Hotel, a 342-room luxury resort hotel (collectively, the “Property”).
B.    Borrower and Operating Lessee entered into that certain Lease Agreement dated as of June 29, 2004, as amended by that certain Letter Agreement and First Amendment to Lease Agreement, each dated as of December 31, 2009, each executed by Borrower, as landlord, and Operating Lessee, as tenant (as amended, restated or otherwise modified from time to time, the “Operating Lease”), in connection with the operation of the Property.
C.    Borrower, Operating Lessee, Administrative Agent and Lenders previously executed that certain Loan Agreement, dated July 14, 2011 (the “Original Loan Agreement”) whereby Lenders made a loan to Borrower in the principal amount of $110,000,000 (the “Original Loan”), which Original Loan is secured by a first mortgage lien on the Property.
D.    Borrower, Lenders and Administrative Agent desire to amend and restate the Original Loan Agreement on the terms and conditions described herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
1.1    Defined Terms. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.
“Acceptable Counterparty” - means (i) Administrative Agent, or (ii) any counterparty to a Derivative Contract reasonably acceptable to Administrative Agent that has a long-term unsecured debt rating of “A” or better by S&P and “A2” of better from Moody’s, which rating shall not include a “t” or otherwise reflect a termination risk.

Loan No. 1005062

“Account Collateral” – means and includes (i) all cash, instruments, securities and Funds on deposit in the Accounts, (ii) all investments of funds in the Accounts and all certificates, securities and instruments evidencing any such investments of funds in or from the Accounts and (iii) all interest, dividends, cash, instruments and other property received as Proceeds or otherwise of, or in substitution or exchange for, any collateral described in (i) and (ii) above.
“Accounts” – means (i) the Collection Account, (ii) the FF&E Reserve Account, (iii) the DSCR Reserve Account, and (iv) any other reserve account required to be established pursuant to this Agreement, including, without limitation, the Insurance and Tax Reserve Account, and (iv) any other account of Borrower or Operating Lessee described in any Loan Document.
“Accounts Payable” – means amounts payable by Borrower or Operating Lessee to another Person.
“Accounts Receivable” – means amounts due to Borrower or Operating Lessee from another Person, customarily for the sale of a good or services.
“ADA” – means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq. as now or hereafter amended or modified.
“Adjusted NOI” - means, the amount by which Gross Operating Revenues exceed Permitted Operating Expenses based on the TTM of operations (or historical numbers annualized if TTM numbers are not available), provided that Permitted Operating Expenses shall be adjusted to include:
(i) deemed management fees equal to the sum of (A) the greater of (x) two and one half percent (2.5%) of Gross Operating Revenues and (y) the actual base management fees paid to Manager pursuant to the Management Agreement, plus (B) any incentive or other management fees paid to Manager pursuant to the Management Agreement (such adjustment in (A)(x), if applicable, to be made in lieu of accounting for Management Fees actually paid to Manager under the Management Agreement); and
(ii) FF&E reserves equal to the greater of (x) four percent (4.0%) of Gross Operating Revenues, and (y) actual “FF&E Reserves” required pursuant to the Management Agreement (such adjustment to be made in lieu of accounting for all FF&E expenditures actually paid out the FF&E Reserve Account or any similar reserve for such purpose under the Management Agreement).
“Administrative Agent” means Wells Fargo Bank, National Association, or any successor Administrative Agent appointed pursuant to Section 11.14.
“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to Administrative Agent in a form supplied by Administrative Agent to Lenders from time to time.
“Affiliate” – means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer

Loan No. 1005062

of such Person or of an Affiliate of such Person. In no event shall Administrative Agent or any Lender be deemed to be an Affiliate of Borrower.
“Agreement” – shall have the meaning given to such term in the preamble hereto.
“Applicable Law” - means all constitutions, statutes, rules, regulations and orders of any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators applicable to a Loan Party, the Property, the Administrative Agent or any Lender, as the context requires.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.
“Appraisal” - means an M.A.I. appraisal of the Property commissioned by and addressed to the Administrative Agent (acceptable to the Administrative Agent as to form and substance), prepared by a qualified, independent appraiser acceptable to the Administrative Agent, having at least the minimum qualifications required under Applicable Law governing the Administrative Agent and the Lenders, including without limitation, FIRREA, and determining the “as is” market value (and, with respect to the Appraisal referenced in Section 3.1(b)(iii), the “as-stabilized” market value) of the Property as between a willing buyer and a willing seller.
“Appraised Value” - means the “as is” market value (or, with respect to the Appraised Value referenced in Section 3.1(b)(iii), the “as-stabilized” market value) of the Property as reflected in the most recent Appraisal as the same may have been reasonably adjusted (increased or decreased) by Administrative Agent (prior to Administrative Agent’s acceptance of such Appraisal) based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by Administrative Agent in determining the value of similar real estate properties, which review shall be conducted prior to acceptance of such Appraisal by Administrative Agent.
“Assignee” – shall have the meaning given in Section 12.12(c).
“Assignment and Assumption Agreement” - means an Assignment and Assumption Agreement among a Lender, an Assignee, and the Administrative Agent, substantially in the form of Exhibit E.
“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.
“Book Value” means, with respect to any asset, the book value of such asset as determined in accordance with GAAP.
“Borrower” – shall have the meaning given to such term in the preamble hereto.
“Borrower Information” – shall have the meaning given to such term in Section 2.2(j).

Loan No. 1005062

“Business Day” – means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Administrative Agent are open to the public for carrying on substantially all of Administrative Agent’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.
“Capital Budget” - shall have the meaning given to such term in Section 9.3(a).
“Capitalized Lease Obligation” - means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.
“Cash Flow Sweep” – shall have the meaning given such term in Section 8.18.
“Cash Flow Sweep Commencement Date” – shall have the meaning given such term in Section 8.18.
“Cash Flow Sweep Distribution Event” – shall have the meaning given such term in Section 8.18.
“Cash Flow Sweep Termination Event” – shall have the meaning given such term in Section 8.18.
“Chattel Paper” – shall have the meaning given to such term in the Uniform Commercial Code.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.
“Collateral” - means any real or personal property directly or indirectly securing any of the Obligations or any other obligation of a Person under or in respect of any Loan Document to which it is a party, and includes, without limitation, the “Subject Property” under and as defined in the Security Instrument, the Management Agreement and all other property subject to a Lien created by a Security Document.
“Collection Account” – means the lockbox account, account no. 4122182769 at Wells Fargo Bank, established in the name of Operating Lessee and under the sole dominion and control of Administrative Agent, for its benefit and the benefit of the Lenders.
“Collective Bargaining Agreement” – means that certain Collective Bargaining Agreement, effective as of February 28, 2008, as extended, between Employer Company and UNITE HERE Local 11 and any new collective bargaining agreement entered into by Employer Company after the Effective Date.
“Contracts” – means all contracts, agreements, warranties, guaranties and representations relating to or governing the use, occupancy, operation, management, name or chain affiliation and/or guest reservation, repair and service of the Property, and all leases, occupancy agreements,

Loan No. 1005062

concession agreements, and Portions to provide rooms or facilities in the future, including all amendments, modifications and supplements to any of the foregoing.
“Control” – means, with respect to any Person, the power to direct the management, operation and business of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.
“Debt Yield” – means the amount, expressed as a percentage, obtained by dividing Adjusted NOI by the outstanding principal balance of the Loan.
“Default” – shall have the meaning given to such term in Section 10.1.
“Default Rate” – means, in respect of any principal amount that is not paid when due, the rate otherwise applicable plus an additional four percent 4% per annum and with respect to any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) a rate per annum equal to the Effective Rate as in effect from time to time plus five percent 5.0%.
“Defaulting Lender” – means any Lender which, at any time, shall: (i) fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from the Administrative Agent, (ii) notify Borrower, Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, or (iii) (A) become or be insolvent or have a parent company that has become or is insolvent or (B) become the subject of a bankruptcy or insolvency proceeding, or have had a receiver, conservator, trustee or custodian appointed for it, or have taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or have a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
“Derivative Contract” – means any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement, howsoever described or defined) transaction entered into by Borrower and an Acceptable Counterparty, including, without limitation, the LIBOR Cap, together with all documents and agreements relating thereto, including any ISDA Master Agreement, Schedule and/or Confirmation, together with all modifications, extensions, renewals and replacements thereof.
“Derivatives Termination Value” - means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivative Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivative Contracts have been terminated or closed out, the then-current

Loan No. 1005062

mark-to-market value for such Derivative Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivative Contracts (which may include the Administrative Agent, any Lender or any Affiliate of any thereof).
“Disbursement Instruction Agreement” – means the agreement attached hereto as Exhibit J.
“Disqualified Entity” - means any Person or its Affiliate, which, (a) within the past five (5) years, has (i) defaulted beyond any applicable cure period on material contract obligations, (ii) filed or otherwise been a party to voluntary or involuntary bankruptcy proceedings, or (iii) been convicted in a criminal proceeding for a felony or another crime involving moral turpitude, or (b) is not otherwise acceptable to Administrative Agent because of other regulatory limitations applicable to Administrative Agent or any Lender, because such Person is an Embargoed Person, or by reason of background checks required by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the USA PATRIOT Act, or other “know your customer” background checks that reveal or disclose any issues objectionable to Administrative Agent or any Lender.
“Distribution Account” – means an account designated by Borrower for the payment of funds released from any lien or claim of Lender hereunder or any other Loan Document. Initially, the Distribution Account shall be the account in the name of SHC DTRS, Inc. designated as Account #5800544065 at Bank of America. From time to time, the Borrower may designate a different account as the “Distribution Account” hereunder upon thirty (30) days advance written notice to the Administrative Agent.
“Dollars” and “$” – means the lawful money of the United States of America.
“DSCR” – means the ratio of (a) Adjusted NOI for the TTM to (b) Pro Forma Debt Service calculated as of the date of determination.
“DSCR Certificate” – shall have the meaning given such term in Section 9.2.
“DSCR Certificate Date” – means the last Business Day of the calendar month succeeding each DSCR Test Date.
“DSCR Reserve Account” – means a blocked account, account no. 4125586669, in the name of Borrower or Operating Lessee maintained at Wells Fargo and pledged to Administrative Agent, and in the sole dominion and control of Administrative Agent, into which Excess Cash Flow shall be deposited as and when required pursuant to Section 8.18.
“DSCR Test Date” – means (a) each June 30 and December 31 during the term of the Loan, commencing with June 30, 2014, (b) (i) March 31, 2017, solely with respect to the Borrower’s election to exercise the First Option to Extend pursuant to Section 2.11(h), (ii) March 31, 2018 solely with respect to the Borrower’s election to exercise the Second Option to Extend pursuant to Section 2.11(h); (iii) March 31, 2019 with respect to the Borrower’s election to exercise the Third Option to Extend, and (iv) March 31, 2020 solely with respect to the Fourth Option to Extend pursuant to Section 2.11(h), and (c) the last day of each calendar quarter commencing September

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30, 2017, if Borrower exercises the Option to Extend solely with respect to the determination for Amortization Payments.
“Early Acceleration Event” – shall have the meaning given to such term in Section 10.3.
“Early Acceleration Maturity Date” – shall have the meaning given such term in Section 10.3.
“Effective Date” – shall have the meaning given to such term in Section 2.8.
“Effective Rate” – shall have the meaning given to such term in Section 2.2(e).
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) Administrative Agent and (ii) unless a Default exists, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates.
“Embargoed Person” - means any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and the Specially Designated Nationals List maintained by OFAC) with the result that the investment in Borrower and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by, or the Loan made by Lenders is in violation of, any applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting Borrower, Guarantor or the Property, or any part thereof, whether now or hereafter enacted and in force.
“Employer Company” – means Santa Monica Beach Hotel Corporation, a Delaware corporation.
“Employer Company Agreement” – means that certain Amended and Restated Employer Company Agreement, dated as of June 29, 2004, among Employer Company and Manager.
“Equipment” – shall have the meaning given to such term in the Uniform Commercial Code.
“Equity Interests” – means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not

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such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA), which together with Borrower, Operating Lessee or Employer Company, would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(i) of ERISA or (ii) as a result of Borrower, Operating Lessee or Employer Company being or having been a general partner of such person.
“Excess Cash Flow” – means, as of any date of determination, all amounts in the Collection Account, less (only to the extent amounts due and payable in the current calendar month have not yet been paid) (i) amounts required to fund all Reserve Accounts as required hereunder, (ii) interest payments required under Section 2.2, and (iii) Amortization Payments (as defined in Section 2.6(b)(ii)) (if applicable).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Portion pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Portion or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 8.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 8.15(h) and (e) any U.S. federal withholding Taxes imposed under FATCA.
“Extended Maturity Date” – means the First Extended Maturity Date, Second Extended Maturity Date, Third Extended Maturity Date or Fourth Extended Maturity Date, as applicable.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day)

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by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
“Fees” - means the fees and commissions provided for or referred to in Section 2.4 and any other fees payable by the Borrower hereunder or under any other Loan Documents.
“FF&E” – all furnishings, furniture, fixtures, machinery, apparatus, equipment, fittings, appliances, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, china, glassware, linens, flatware, uniforms, utensils and other items of a similar nature, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, computers, monitors, printers, other computer equipment, wireless internet equipment, in-room internet equipment, fiber optic or other internet cable, audio visual equipment, speakers, sound systems, entertainment systems, “disc jockey” systems, projectors, fitness equipment, free weights, treadmills, stationary bicycles, “stairmasters”, weight machines, spa equipment, massage tables, beauty treatment supplies, hair styling equipment, saloon equipment, sun beds, medical equipment, automobiles, tractors, trailers, golf carts, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning-waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), building supplies and materials, chattels, goods, consumer goods, inventory, other customary hotel equipment, warranties, chattel paper, documents, accounts, general intangibles, trade names including, without limitation, the name “Loews”, trademarks, servicemarks, logos (including any names or symbols by which the Property is known) and goodwill related thereto, and all other articles of personal property of every kind and nature whatsoever, tangible or intangible, now, heretofore or hereafter arising out of or related to the ownership of the Property, or acquired with proceeds of the Loan, or located in, on or about the Property, or used or intended to be used with or in connection with the construction, use, operation or enjoyment of the Property, excluding any personal property owned by the tenants of the Property; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing.
“FF&E Expenses” – means the costs of FF&E actually incurred by Borrower or Operating Lessee in accordance with the terms of the Management Agreement.
“FF&E Reserve Account” – means account no. 4125896555 in the name of Borrower or Operating Lessee maintained at Wells Fargo and pledged to Administrative Agent, and in the sole

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dominion and control of Administrative Agent, into which FF&E Reserve Deposits shall be deposited as and when required pursuant to Section 4.3(b).
“FF&E Reserve Deposit” – shall have the meaning given to such term in Section 4.3.
“FIRREA” - means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.
“First Extended Maturity Date” – means May 29, 2018.
“First Option to Extend” - Borrower’s option, subject to the terms and conditions of Section 2.11, to extend the term of the Loan from the Original Maturity Date to the First Extended Maturity Date.
“Fixed Rate” – means the rate of interest equal to the sum of: (a) the Spread, plus (b) the LIBO Rate, as accepted by Borrower as an Effective Rate for a particular Fixed Rate Period and Fixed Rate Portion.
“Fixed Rate Commencement Date” – means the date upon which the Fixed Rate Period commences.
“Fixed Rate Notice” – means a written notice in the form shown on Exhibit I hereto which requests a Fixed Rate for a particular Fixed Rate Period and Fixed Rate Portion.
“Fixed Rate Period” – means (a) a period of one (1) month or three (3) months; or (b) any other shorter period which ends on the Maturity Date, which period is selected by Borrower and confirmed in a Fixed Rate Notice; provided that no Fixed Rate Period shall extend beyond the Maturity Date and any Fixed Rate Notice electing a Fixed Rate Period that would extend beyond the Maturity Date shall be deemed to be a nullity and of no force or effect.
“Fixed Rate Portion” – means the portion or portions of the principal balance of the Loan which Borrower selects to have subject to a Fixed Rate, each of which is an amount: (a) equal to all or a portion of the unpaid principal balance of the Loan not subject to a Fixed Rate; and (b) is not less than One Million and No/100ths Dollars ($1,000,000.00) and is an even multiple of One Hundred Thousand and No/100ths Dollars ($100,000.00). In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the Fixed Rate Portion(s) from time to time in effect shall in no event exceed, in the aggregate, the maximum outstanding principal balance which will be permissible on the last day of the Fixed Rate Period selected.
“Fixed Rate Price Adjustment” – shall have the meaning given to such term in Section 2.2(h).
“Foreign Lender” means (a) if Borrower or Operating Lessee is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower or Operating Lessee is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower or Operating Lessee is resident for tax purposes.

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“Fourth Extended Maturity Date” – means May 29, 2021.
“Fourth Option to Extend” – means Borrower’s option, subject to the terms and conditions of Section 2.11, to extend the term of the Loan from the Third Extended Maturity Date to the Fourth Extended Maturity Date.
“Funds” – means all money, checks, drafts, instruments, items or other things of value from time to time paid, held or deposited in or to be deposited in (whether for collection or otherwise), or credited to (whether provisionally or otherwise) the Accounts.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” – means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession. References to GAAP herein shall mean GAAP as modified by and incorporated into the Uniform System.
“General Intangibles” – shall have the meaning given to such term in the Uniform Commercial Code.
“Governmental Authority” - means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Gross Operating Revenues” – means for any period, without duplication, all income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by Borrower or Manager for the use, occupancy or enjoyment of the Property, or any part thereof, or received by Borrower, Operating Lessee, or Manager for the sale of any goods, services or other items sold on or provided from the Property in the ordinary course of the Property’s operation, during such period including without limitation: (a) all income and proceeds received from any lease, operating lease and rental of rooms, exhibit, sales, commercial, meeting, conference or banquet space within the Property, including parking revenue, and income from vending machines, spa treatments, health club fees, greens fees, cart rental, golf memberships and fees, country club and health club memberships and fees and service charges; (b) all income and proceeds received from food and beverage operations and from catering services conducted from the Property even though rendered outside of the Property; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Property (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (d) all

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awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in restoration of the Property); (e) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Operating Revenues” if received in the ordinary course of the Property’s operation (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); and (f) interest on credit accounts, rent concessions or credits, and other required pass-throughs; but excluding, (1) gross receipts received by lessees, licensees or concessionaires of the Property; (2) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of the Property’s operation; (3) federal, state and municipal excise, sales and use taxes collected directly from patrons or guests of the Property as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes; (4) awards (except to the extent provided in clause (d) above); (5) refunds of amounts not included in Permitted Operating Expenses at any time (6) gratuities collected by or on behalf of employees at the Property; (7) the proceeds of any financing; (8) other income or proceeds resulting other than from the use or occupancy of the Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Property in the ordinary course of business; (9) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues; and (10) any promotional offsets with respect to previously recorded revenues.
“Guarantor” – mean Strategic Hotel Funding L.L.C., a Delaware limited liability company.
“Guaranty”, “Guaranteed” or to “Guarantee” – as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Limited Guaranty.
“Hazardous Materials” – shall have the meaning given to such term in Section 7.1(a).
“Hazardous Materials Claims” – shall have the meaning given to such term in Section 7.1(c).

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“Hazardous Materials Indemnity” – means that certain Amended and Restated Hazardous Materials Indemnity Agreement, dated of even date herewith, by Guarantor in favor of Administrative Agent, for the benefit of Lenders.
“Hazardous Materials Laws” – shall have the meaning given to such term in Section 7.1(b).
“Indemnified Taxes” - means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower, Operating Lessee or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Indebtedness” - means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person (other than (x) trade payables incurred in the ordinary course of business and not more than sixty (60) days past due or being contested in good faith in accordance with Section 12.7 and (y) equipment leases entered into in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (d) net obligations under any Derivative Contract (which shall be deemed to have an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero); and (e) all Indebtedness of other Persons which (i) such Person has Guaranteed or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person.
“Indemnitor” – means Guarantor, and any other Person that, in any manner, is or becomes obligated to Lender under any indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).
“Insurance and Tax Reserve Account” - means account no. 4125896563 in the name of Borrower or Operating Lessee maintained at Wells Fargo and pledged to Administrative Agent, and in the sole dominion and control of Administrative Agent, into which funds for payment of insurance premiums and Taxes shall be deposited as and when required pursuant to Section 4.4(b).
“Inventory” – shall have the meaning given to such term in the Uniform Commercial Code, together with and including within the term “Inventory” (a) items which would be entered on a balance sheet under the line items for “Inventory” and (b) “china, glassware, silver, linen and uniforms” under the Uniform System.
“Lease” – shall mean any Major Lease or Tenant Lease.
“Lender” – means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns. With respect to matters requiring the

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consent or approval of all Lenders, at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders.”
“Lending Office” - means, for each Lender, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify Administrative Agent in writing from time to time.
“LIBO Rate” – means, for any Fixed Rate Portion, the rate of interest per annum determined by Administrative Agent on the basis of the rate for United States dollar deposits for delivery on the Fixed Rate Commencement Date or a Price Adjustment Date, as appropriate, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, two (2) Business Days prior to the Fixed Rate Commencement Date or a Price Adjustment Date, as appropriate (or if not so reported, then as determined by Lender from another recognized source or interbank quotation), for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to a Fixed Rate Portion and for a period of time approximately equal to a Fixed Rate Period, or the time remaining in a Fixed Rate Period after a Price Adjustment Date, as appropriate.
“LIBO Rate Period” – means a period commencing on the first (1st) Business Day of a calendar month and continuing to, but not including, the first (1st) Business Day of the next calendar month; provided, however, no LIBO Rate Period shall extend beyond the Maturity Date.
“LIBOR Cap” – means an interest rate cap agreement reasonably acceptable to Administrative Agent.
“Licenses” – shall have the meaning given to such term in Section 6.15.
“Lien” – as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction (other than a financing statement filed by a “true” lessor pursuant to Section 9408 (or a successor section) of the UCC); and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.
“Limited Guaranty” – means that certain Amended and Restated Limited Guaranty, dated of even date herewith, by Guarantor in favor of Administrative Agent, for the benefit of Lenders.

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“Loan” - means the aggregate principal sum that Lenders have agreed to lend and Borrower has agreed to borrow pursuant to the terms and conditions of this Agreement: $120,000,000.00.
“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.
“Loan Party” - means Borrower, Operating Lessee, Guarantor, and each other Person who guarantees all or a portion of the Obligations and/or who pledges any Collateral to secure all or a portion of the Obligations. In no event shall Employer Company be deemed to be a Loan Party.
“Loan-to-Value Ratio” - means the ratio, expressed as a percentage, of the aggregate outstanding principal amount of the Loan, as of the date of determination, to the Appraised Value of the Property remaining encumbered by Security Instrument (as reflected in the Appraisal most recently approved by Administrative Agent), in the aggregate.
“Lockout Date” – shall have the meaning given to such term in Section 2.6(a).
“Maintenance DSCR Hurdle” – means the following ratio: 1.30:1.00.
“Maintenance DSCR Failure” – means the failure to satisfy the Maintenance DSCR Hurdle as of any June 30 or December 31 DSCR Test Date.
“Major Lease” - means a Lease that demises more than 5,000 rentable square feet of the Property; provided, however, that for the avoidance of doubt, neither the Management Agreement nor the Operating Lease shall be deemed to be a Major Lease.
“Major Renovations” - means Renovations (including all Renovations that are part of an overall plan or that are similar or related to other Renovations, even though not performed at the same time) that (a) have resulted in, or are reasonably expected to result in, more than twenty-five percent (25%) of the rooms at the Property not being available for occupancy for a period of more than sixty (60) days, (b) have a projected cost that exceeds twenty percent (20%) of the Appraised Value of the Property (as determined prior to the commencement of such Renovations) or (c) have resulted in, or are reasonably expected to result in, a reduction of Net Operating Income of the Property of twenty percent (20%) or more during any period of twelve (12) consecutive months (as compared to the period of twelve (12) consecutive months immediately prior to the commencement of such Renovations).
“Management Agreement” – means that certain Management Agreement, dated as of March 4, 1998, by and between Borrower, as ultimate successor in interest to SHCI Santa Monica Beach Hotel, L.L.C., and Manager, as amended by Amendment No. 1 to Management Agreement dated April 12, 2000, Amendment No. 2 to Management Agreement dated June 29, 2004, Amendment No. 3 to Management Agreement dated April 22, 2005, and Amendment No. 4 to Management Agreement dated November 7, 2012 and any other management agreement entered into with a Replacement Manager and approved by Administrative Agent pursuant to the terms of Section 8.8 and Section 8.17.

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“Management Agreement Subordination” - means, with respect to the Property, a document or documents, in form and substance satisfactory to Administrative Agent, pursuant to which Manager acknowledges and agrees to the collateral assignment of the Management Agreement to Lender and subordinates the Management Agreement to the applicable Security Instrument on terms and conditions reasonably satisfactory to Administrative Agent.
“Manager” – means Loews Santa Monica Hotel, Inc., a Delaware corporation, or any Replacement Manager engaged to manage a Property or any portion thereof.
“Manager Accounts” – means the accounts maintained by the Manager pursuant to the Management Agreement, each of which is maintained at Wells Fargo Bank, National Association and is identified on Schedule 1.1(a) hereto.
“Marketing Plan” - shall have the meaning given to such term in Section 9.3(a).
“Material Adverse Change” – means a change, circumstance, or occurrence that could reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” - means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Loan Parties taken as a whole, (b) the ability of Borrower or any other Loan Party to perform its material obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of Lenders and Administrative Agent under any of the Loan Documents, or (e) the Property.
“Material Contract” - means (a) the Management Agreement, (b) the Operating Lease, (c) any Major Lease, (d) the Employer Company Agreement, (e) the Collective Bargaining Agreement, (f) any material agreement relating to parking for the Property, and (g) any other contract or other arrangement (other than Loan Documents), whether written or oral, to which Borrower, Operating Lessee or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” – means the Original Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Third Extended Maturity Date, the Fourth Extended Maturity Date or the Early Acceleration Maturity Date, as applicable.
“Minimum DSCR Failure” – means the failure to satisfy the Minimum DSCR Hurdle as of any June 30 or December 31 DSCR Test Date.
“Minimum DSCR Hurdle” - means the following ratio: 1.00:1.00.
“Minimum DSCR Extension Hurdle” – means the following ratio: 1.65:1.00:
“Minimum Equity Requirement” - means that Guarantor owns fifty-one percent (51%) or more of the ownership interests in Borrower and Operating Lessee.

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“Moody’s” - means Moody’s Investor Service, Inc.
“Negative Pledge” - means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit a Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Note” – means each promissory note of Borrower substantially in the form of Exhibit H, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Portion. All of such Notes are referred to herein collectively or individually, as the context may require, as the “Note”.
“Net Operating Income” - means the amount by which the Gross Operating Revenues from the Property exceed the Permitted Operating Expenses of the Property, in the aggregate.
“Obligations” - means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, the Loan; (b) all other indebtedness, liabilities, obligations, covenants and duties of Borrower or any of the other Loan Parties owing to Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note; and (c) any and all obligations of Borrower to Wells Fargo Bank, National Association, as a counterparty to any Derivative Contract entered into pursuant to the terms of this Agreement.
“One-Month LIBO Rate” – means the rate of interest equal to the sum of (a) the Spread, plus (b) the rate of interest per annum determined by Administrative Agent on the basis of the rate for United States dollar deposits for delivery on the first (1st) day of each LIBO Rate Period, for a period approximately equal to such LIBO Rate Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of the LIBO Rate Period (or if not so reported, then as determined by Lender from another recognized source or interbank quotation).

“Operating Budget” - shall have the meaning given to such term in Section 9.3(a).
“Operating Lease” – has the meaning given such term in Recital B hereto.
“Operating Lessee” – means DTRS Santa Monica, L.L.C., a Delaware limited liability company.
“Option to Extend” – means the First Option to Extend, the Second Option to Extend, the Third Option to Extend and/or the Fourth Option to Extend.

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“Original Loan” - shall have the meaning given to such term in the recitals hereto.
“Original Loan Agreement” - shall have the meaning given to such term in the recitals hereto.
“Original Loan Documents” – means the loan documents executed in connection with the Original Loan and defined in the Original Loan Agreement as “Loan Documents.”
“Original Maturity Date” – means May 29, 2017.
“Other Connection Taxes” – means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.
“Other Taxes” – means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

    “Participant” – shall have the meaning given to such term in Section 12.12(b).
“Permitted Liens” – means, collectively, (i) those matters set forth on Schedule 1.1(c) hereto, (ii) any Lien or other interest listed on Schedule B to the Title Policy and (iii) any other Liens approved in writing by Administrative Agent.
“Permitted Operating Expenses” - means, for any period of time, all costs and expenses paid by Manager pursuant to the Management Agreement as well as the Management Fees actually paid to Manager pursuant to the Management Agreement. Permitted Operating Expenses shall not include (a) depreciation and amortization; (b) the cost of any item specified in the Management Agreement to be provided at Manager’s sole expense; (c) debt service; (d) capital repairs and other expenditures which are normally treated as capital expenditures under GAAP; (e) income taxes or other taxes in the nature of income taxes; (f) distributions to the members of Operating Lessee or Borrower; or (g) other recurring or non-recurring ownership costs such as partnership or limited liability company administration and costs of changes to business and liquor licenses.
“Permitted Revolver Loan Transfer” shall mean (a) a pledge of direct and/or indirect equity interests in Guarantor to secure the obligations evidenced by the Revolving Credit Agreement, and

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(b) any foreclosure (or transfer in lieu thereof) of such pledge of direct and/or indirect equity interests in Guarantor as contemplated by the Revolving Credit Agreement.

“Person” – means any individual, entity, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association or other entity or governmental authority.

“Personal Property” – means, collectively, the Accounts, Chattel Paper, Contracts, Equipment, General Intangibles, Inventory, FF&E, vehicles and cash on hand at the Property; together with all books, records and files relating to any of the foregoing.
“PIP” – means any property improvement plan for the Property, or any portion thereof, prepared by Manager.
“Pledge Agreement” – means the Pledge Agreement identified on Schedule B, delivered to Administrative Agent in connection with the Loan.
“Portion” - means, as to each Lender, an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1.1(b) as such Lender’s “Portion” (as the same may be assigned in accordance with this Agreement).
“Potential Default” – means an occurrence that but for the passage of time or giving of notice, or both, would constitute a Default hereunder.
“Price Adjustment Date” – shall have the meaning set forth in Section 2.2(i).
“Pro Forma Debt Service” - means, on any day, the Dollar amount obtained by multiplying the then outstanding Loan amount by the greater of (a) seven and one-half percent (7.5%); and (b) a debt constant calculated by using a 30-year amortization schedule and assuming an interest rate equal to the then prevailing rate on United States Treasury bonds, with a maturity of ten (10) years, plus three percent (3.00%); and (c) the aggregate actual scheduled debt service for the TTM with respect to the Loan and any other Indebtedness of Borrower and Operating Lessee. For avoidance of doubt, Amortization Payments shall not be deemed to be “actual scheduled debt service” for purposes of this definition.
“Pro Rata Share” - means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Portion to (b) the aggregate amount of the Portions of all Lenders hereunder; provided, however, that if at the time of determination the Portions have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.
“Proceeding” – shall have the meaning given to such term in Section 8.10.
“Proceeds” – shall have the meaning given to such term in the Uniform Commercial Code, and shall include, without limitation, whatever is receivable or received when Account Collateral or proceeds thereof is sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment,

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including return premiums, with respect to any insurance relating thereto (whether or not Lender is loss payee thereof) and all rights to payment with respect to any cause of action relating to any of the Account Collateral.
“Property” – shall have the meaning given to such term in the Recitals hereto.
“Property Conditions Report” – shall have the meaning given such term in Section 3.1(b)(xx).
“Protective Advance” - means all sums expended as determined by Administrative Agent to be necessary or appropriate after Borrower fails to do so when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Collateral and the instruments evidencing the Obligations; (b) to prevent the value of any Collateral from being materially diminished; or (c) to protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in connection therewith in accordance with Section 11.7(e).
“Recipient” means (a) the Administrative Agent, and (b) any Lender.
“REIT” - means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.
“Regulatory Change” - means, with respect to any Lender, any change effective after the Effective Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.
“Regulatory Costs” – means, collectively, future, supplemental, emergency or other increases in the Reserve Percentage or the FDIC assessment rates, or any other new or increased requirements or costs imposed by any domestic or foreign Governmental Authority to the extent that they are attributable to a Lender having entered into the Loan Documents or the performance of such Lender’s obligations thereunder, and which result in a reduction in such Lender’s rate of return from the Loan, such Lender’s rate of return on overall capital or any amount due and payable to such Lender under any Loan Document. Regulatory Costs shall not, however, include any requirements or costs that are incurred or suffered by Lender as a direct result of a Lender’s gross negligence or willful misconduct.

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“Related Parties” – means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.
“Remargin Payments” – shall have the meaning given to such term in Section 2.6(b)(i).
“Renovations” – means any renovations, remodeling or other capital improvements at the Property (whether performed pursuant to a PIP or otherwise), but not routine maintenance or repairs.
“Replacement Manager” – means any of the entities identified on Schedule 1.1(d) or an Affiliate of any of them; provided, however, that any hotel operated by any Replacement Manager must be comparable in quality and reputation to the hotel operated on the Property as of the Effective Date, in Administrative Agent’s reasonable discretion; provided, further, however, that no entity shall become a “Replacement Manager” unless Administrative Agent shall have approved the proposed Management Agreement and such Replacement Manager has delivered a Management Agreement Subordination in form reasonably acceptable to Administrative Agent. Additionally, if the reputation or financial strength of any entity identified on Schedule 1.1(d) should be materially impaired, in Administrative Agent’s reasonable discretion, after the date of this Agreement, such entity shall cease to be an eligible Replacement Manager and Schedule 1.1(d) shall, upon written notice to Borrower by Administrative Agent, be automatically amended to reflect the removal of such entity.
“Requisite Lenders” - means, as of any date, Lenders (which must include Lender then acting as Administrative Agent) holding at least 66 2/3% of the aggregate principal amount of the outstanding Loan; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Pro Rata Shares shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders. Notwithstanding the foregoing, at any time during which there are two or more Lenders, Requisite Lenders must be comprised of no fewer than two Lenders.
“Reserve Accounts” – means, collectively, the FF&E Reserve Account, the DSCR Reserve Account, the Insurance and Tax Reserve Account and any other reserve or impound deposits that Administrative Agent may require from time to time in accordance with the terms of the Loan Documents.
“Reserve Percentage” – means at any time the percentage announced within Administrative Agent as the reserve percentage for the Loan under Regulation D, or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities, as defined in Regulation D, from related institutions as though Administrative Agent were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.
“Revolving Credit Agreement” – means that certain Credit Agreement dated as of April 25, 2014, among Strategic Hotel Funding, L.L.C., the lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, and the other named agents and co-agents named therein, as may be amended, amended and restated or otherwise modified or replaced from time to time.

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“S&P” - means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Second Extended Maturity Date” – means May 29, 2019.
“Second Option to Extend” – means Borrower’s option, subject to the terms and conditions of Section 2.11, to extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date.
“Secured Obligations” – shall have the meaning given in Section 3.4.
“Securities Act” - means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“Security Documents” - means the Security Instrument, the Management Agreement Subordination, and any collateral assignment, security agreement, pledge agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting Administrative Agent’s Liens in any of the Collateral.
“Security Instrument” – means the Amended and Restated Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, as trustor, in favor of American Securities Company, as trustee, in favor of Administrative Agent, for its benefit and the benefit of Lenders, as beneficiary, as hereafter amended, supplemented, replaced or modified, encumbering the Property and certain other Collateral described therein.
“Separateness Provisions” – shall have the meaning given to such term in Section 8.33(c).
“SHR” - means Strategic Hotels & Resorts, Inc. a Maryland corporation.
“Solvent” - means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“SPE Component Entity” – shall mean each managing member of Borrower.
“Spread” – shall mean two and fifty-five one hundredths percent (2.55%).
“Subdivision Map” – shall have the meaning given to such term in Section 8.6.
“Subordinated Debt” - means Indebtedness for money borrowed of any of the Loan Parties that is fully unsecured and subordinated in right of payment and otherwise to the Loan and the other Obligations in a manner satisfactory to Administrative Agent in its sole and absolute discretion.

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“Subsidiary” - means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
“Tax”, and collectively, “Taxes” – shall have the meaning given to such term in Section 8.15(b).
“Tenant Lease” - means any lease, sublease or other similar occupancy agreement for any portion of the Property; provided, however, that for the avoidance of doubt, neither the Management Agreement nor the Operating Lease shall be deemed to be a Tenant Lease.
“Third Extended Maturity Date” – means May 29, 2020.
“Third Option to Extend” – means Borrower’s option, subject to the terms and conditions of Section 2.11, to extend the term of the Loan from the Second Extended Maturity Date to the Third Extended Maturity Date.
“Title Policy” – shall have the meaning given such term in Section 3.1(b)(xvii).
“Transfer” – shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance, in any case whether voluntarily, involuntarily or by operation of law or otherwise.
“TTM” – means the immediately preceeding twelve (12) month period ending on the last day of the immediately preceeding full calendar month.
“Uniform Commercial Code” – means the Uniform Commercial Code as in effect in the state in which the Property is located.
“Uniform System” – means the Uniform System of Accounts for the Lodging Industry, Tenth Revised Edition, 2006, as published by the Educational Institute of the American Hotel & Lodging Association, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within the lodging industry.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

    “Wells Fargo” – means Wells Fargo Bank, National Association.

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“Withholding Agent” means (a) Borrower, (b) Operating Lessee, and (c) Administrative Agent, as applicable.

    “Wholly Owned Subsidiary” - means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.
1.2    Exhibits Incorporated. All recitals, exhibits, schedules and/or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.
ARTICLE 2
LOAN
2.1    Loan. By and subject to the terms of this Agreement, Lenders agree to lend to Borrower, and Borrower agrees to borrow from Lenders, the aggregate principal sum of ONE HUNDRED TWENTY MILLION AND NO/100THS DOLLARS ($120,000,000.00), said sum to be evidenced by the Notes. The Notes shall be secured, in part, by the Security Instrument. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used to refinance the Property and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.
2.2    Rates and Payment of Interest on Loans.
(a)    Interest Payments. Interest accrued on the outstanding principal balance of the Loan shall be due and payable, in the manner provided in Section 2.3, on the first day of each month commencing with the first month after the Effective Date.
(b)    Default Interest. Notwithstanding the rates of interest specified in Section 2.2(e) below and the payment dates specified in Section 2.2(a), at Requisite Lenders’ discretion at any time following the occurrence and during the continuance of any Default, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payments on the Loan not paid when due, shall bear interest payable upon demand at the Default Rate. All other amounts due Administrative Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall likewise, at the option of Requisite Lenders, bear interest from and after demand at the Default Rate.
(c)    Late Fee. Borrower acknowledges that any late payment to Administrative Agent will cause Administrative Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loan on the Maturity Date), unless waived by Administrative Agent, a late charge of four cents ($.04) for each dollar of any such principal payment, interest or other charge due hereon and which is not paid within fifteen (15) days after

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such payment is due, shall be charged by Administrative Agent for the benefit of Lenders and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Lenders agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Lenders will incur by reason of late payment. Borrower and Lenders further agree that proof of actual damages would be costly and inconvenient. In the event the maturity of the Obligations hereunder occurs or is accelerated pursuant to Section 10.2, this Section shall apply only to payments overdue prior to the time of such acceleration. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Administrative Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Administrative Agent.
(d)    Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of the Loan outstanding from time to time. In computing interest on the Loan, the date of the making of a disbursement under the Loan shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.2, interest in respect of the Loan shall not exceed the maximum rate permitted by applicable law.
(e)    Effective Rate. Provided no Default exists under this Agreement or under any of the other Loan Documents, the “Effective Rate” upon which interest shall be calculated for the Loan shall, from and after the Effective Date of this Agreement, be one or more of the following:
(i)    Portions Not at Fixed Rate. For those portions of the principal balance of the Notes which are not Fixed Rate Portions, the Effective Rate shall be the One-Month LIBO Rate determined by Administrative Agent.
(ii)    Fixed Rate Portions. For those portions of the principal balance of the Notes which are Fixed Rate Portions, the Effective Rate for the Fixed Rate Period thereof shall be the Fixed Rate set in accordance with the provisions hereof; provided, however, if any of the transactions necessary for the calculation of interest at any Fixed Rate requested or selected by Borrower should be or become prohibited or unavailable to Administrative Agent, or, if in Administrative Agent’s good faith judgment, it is not possible or practical for Administrative Agent to set a Fixed Rate for a Fixed Rate Portion and Fixed Rate Period as requested or selected by Borrower, the Effective Rate for such Fixed Rate Portion shall remain at or revert to the One-Month LIBOR Rate.
(iii)    Post-Maturity; Default Rate. During such time as a Default exists under this Agreement; or from and after the date on which all sums owing under the Notes become due and payable by acceleration or otherwise; or from and after the date on which the Collateral or any portion thereof or interest therein, is sold, transferred, mortgaged, assigned, or encumbered, whether voluntarily or involuntarily, or by operation of law or otherwise, without Administrative Agent’s prior written consent (whether or not the sums owing under the Notes become due and payable by acceleration); or from and after the Maturity Date,

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then at the option of Requisite Lenders in each case, the interest rate applicable to the then outstanding principal balance of the Loan shall be the Default Rate.
(f)    Selection of Fixed Rate. Provided no Default or Potential Default exists under this Agreement, Borrower, at its option and upon satisfaction of the conditions set forth herein, may request a Fixed Rate as the Effective Rate for calculating interest on the portion of the unpaid principal balance and for the period selected in accordance with and subject to the following procedures and conditions, provided, however, that Borrower may not have in effect at any one time more than three (3) Fixed Rate Portions:
(i)    Written Requests. Borrower shall deliver to the Winston-Salem Loan Center, One West Fourth Street, Winston-Salem, North Carolina 27101, Attention: Anne F. Hutchinson, with a copy to 301 South College Street, 4th Floor, Charlotte, North Carolina 28202, Attention: Anand J. Jobanputra, or such other addresses as Administrative Agent shall designate, an original or facsimile Fixed Rate Notice no later than 9:00 A.M.(Central), and not less than three (3) or more than five (5) Business Days prior to the proposed Fixed Rate Period for each Fixed Rate Portion. Any Fixed Rate Notice pursuant to this subsection (i) is irrevocable.
(ii)    Telephonic Request. Administrative Agent is authorized to rely upon the telephonic request and acceptance of Jon Stanner or Diane Morefield, as Treasurer and Chief Financial Officer, respectively, of Borrower, as Borrower’s duly authorized agents, or such additional authorized agents as Borrower shall designate in writing to Administrative Agent. Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of Administrative Agent as Administrative Agent may from time to time designate.
(iii)    Converting to Fixed Rate Portion. Borrower may, with a timely and complying Fixed Rate Notice, elect (A) to convert all or a portion of the principal balance of the Note which is accruing interest at the One-Month LIBO Rate determined by Administrative Agent, to a Fixed Rate Portion, or (B) to convert a matured Fixed Rate Portion into a new Fixed Rate Portion, provided, however, that the aggregate amount of the advance being converted into or continued as a Fixed Rate Portion shall comply with the definition thereof as to Dollar amount. The conversion of a matured Fixed Rate Portion back to the One-Month LIBO Rate determined by Administrative Agent, or to a new Fixed Rate Portion shall occur on the last Business Day of the Fixed Rate Period relating to such Fixed Rate Portion. Each Fixed Rate Notice shall specify (A) the amount of the Fixed Rate Portion, (B) the Fixed Rate Period, and (C) the Fixed Rate Commencement Date.
(iv)    Fixed Rate Applicable to Fixed Rate Period. Upon receipt of a Fixed Rate Notice in the proper form requesting a Fixed Rate for a Fixed Rate Portion advance under subsections (i) and (ii) above, Administrative Agent shall determine the Fixed Rate applicable to the Fixed Rate Period for such Fixed Rate Portion two (2) Business Days prior to the beginning of such Fixed Rate Period. Each determination by Administrative Agent of the Fixed Rate shall be conclusive and binding upon the parties hereto in the absence of manifest error. Administrative Agent shall deliver to Borrower and each Lender (by facsimile) an acknowledgment of receipt and confirmation of the Fixed Rate Notice;

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provided, however, that failure to provide such acknowledgment of receipt and confirmation of the Fixed Rate Notice to Borrower or any Lender shall not affect the validity of such rate.
(v)    Expiration of Fixed Rate Period. If Borrower does not make a timely election to convert all or a portion of a matured Fixed Rate Portion into a new Fixed Rate Portion in accordance with Section 2.2(f)(iii), such Fixed Rate Portion shall automatically begin to accrue interest at the One-Month LIBO Rate determined by Administrative Agent, upon the expiration of the Fixed Rate Period applicable to such Fixed Rate Portion.
(g)    Intentionally Omitted.
(h)    Taxes, Regulatory Costs and Reserve Percentages. Upon Administrative Agent’s demand, Borrower shall pay to Administrative Agent for the account of each Lender, in addition to all other amounts which may be, or become, due and payable under this Agreement and the other Loan Documents, any and all Taxes and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate. Further, at Administrative Agent’s option, the Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Administrative Agent in its prudent banking judgment, from the date of imposition (or subsequent date selected by Administrative Agent) of any such Regulatory Costs. Administrative Agent shall give Borrower notice of any Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Taxes and Regulatory Costs regardless of whether or when notice is so given. A certificate as to the amount of such Taxes and Regulatory Costs, submitted to Borrower by Administrative Agent, shall be conclusive and binding for all purposes, absent manifest error.
(i)    Fixed Rate Price Adjustment. Borrower acknowledges that prepayment or acceleration of a Fixed Rate Portion during a Fixed Rate Period shall result in Lenders’ incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a Fixed Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Price Adjustment Date”), Borrower will pay Administrative Agent, for the account of each Lender (in addition to all other sums then owing to Lenders) an amount (“Fixed Rate Price Adjustment”) equal to the then present value of (i) the amount of interest that would have accrued on the Fixed Rate Portion for the remainder of the Fixed Rate Period at the Fixed Rate set on the Fixed Rate Commencement Date, less (ii) the amount of interest that would accrue on the same Fixed Rate Portion for a period equal to the remainder of such Fixed Rate Period, as if the Fixed Rate were set on the Price Adjustment Date. The present value shall be calculated by Administrative Agent, for the benefit of Lenders, using as a discount rate the LIBO Rate quoted on the Price Adjustment Date.
By initialing this provision where indicated below, Borrower confirms that Lenders’ agreement to make the Loan at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement:

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Borrower Initials. ____________

(j)    Purchase, Sale and Matching Funds. Borrower understands, agrees and acknowledges the following: (a) Lenders have no obligation to purchase, sell and/or match funds in connection with the use of a LIBO Rate as a basis for calculating an Effective Rate or Fixed Rate Price Adjustment; (b) a LIBO Rate is used merely as a reference in determining an Effective Rate and Fixed Rate Price Adjustment; and (c) Borrower has accepted a LIBO Rate as a reasonable and fair basis for calculating an Effective Rate and a Fixed Rate Price Adjustment. Borrower further agrees to pay the Fixed Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not any Lender elects to purchase, sell and/or match funds.
2.3    Payments.
(a)    Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Administrative Agent or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Administrative Agent’s written wire transfer instructions) of immediately available funds, to Administrative Agent, for the account of each Lender as applicable, not later than 11:00 A.M. (Central) on the date due; and funds received by Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.
(b)    Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.
(c)    Direct Debit. In order to assure timely payment to Administrative Agent, for the benefit of Lenders, of accrued interest, principal, fees and late charges due and owing under the Loan, Borrower hereby irrevocably authorizes Administrative Agent to directly debit the Collection Account for payment when due of all such amounts payable to Administrative Agent or any Lender. Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Administrative Agent not less frequently than monthly. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Administrative Agent, for the benefit of Lenders, upon demand, in immediately available funds, all amounts and expenses due and owing, including without limitation any late fees incurred, to Administrative Agent or any Lender.
(d)    Presumptions Regarding Payments by Borrower. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to Lenders, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of Lenders, as the case may be, severally agrees to repay to Administrative Agent on demand that amount so distributed to such Lender, with interest thereon,

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for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
2.4    Fees.
(a)    Closing Fee. On the Effective Date, Borrower agrees to pay to Administrative Agent, for the sole benefit of Administrative Agent, a closing fee in the amount of $900,000.00.
(b)    Extension Fee. If Borrower exercises its right to extend the Maturity Date beyond the First Extended Maturity Date in accordance with Section 2.11, Borrower agrees to pay to Administrative Agent for the account of each Lender a fee equal to one-quarter percent (0.25%) of the principal balance of the Loan to be extended, if applicable.
(c)    Administrative and Other Fees. Borrowers agrees to pay other fees of Administrative Agent as may be expressly agreed to in writing from time to time.
2.5    Repayment of Loan. Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loan on the Maturity Date.
2.6    Prepayments.
(a)    Optional. On or before November 29, 2015 (the “Lockout Date”), the Loan may not be repaid, in whole or in part, except in connection with (i) a Remargin Payment or (ii) the repayment of the Loan in full within thirty (30) days following Administrative Agent’s disapproval of a Replacement Manager’s proposed Management Agreement (which such repayment shall not require payment of a prepayment fee). At any time after the Lockout Date, Borrower may prepay the Loan in whole or in part at any time. Borrower shall give Administrative Agent at least three (3) Business Days prior written notice of the prepayment of any Loan. After the Lockout Date, the Loan may be repaid in whole or in part without penalty, however all prepayments shall be subject to payment of any applicable LIBO Price Adjustment required pursuant to Section 2.2(i). Notwithstanding anything to the contrary contained herein, if the Loan is accelerated on or before the Lockout Date as a result of a Default pursuant to Section 10.1(a), (f), (g) or (h), then in addition to any other amounts due and owing hereunder, Borrower shall be required to pay to Administrative Agent for the ratable benefit of Lenders an acceleration fee in an amount equal to five percent (5%) of the then-outstanding principal balance of the Loan.
(b)    Mandatory.
(i)    Minimum DSCR Hurdle. If a Minimum DSCR Failure occurs, then Borrower shall pay to Administrative Agent, for the account of Lenders, as a principal payment of the Loan, not later than thirty (30) days following any June 30 or December 31 DSCR Test Date upon which such Minimum DSCR Failure occurred, the amount by which the outstanding principal balance of the Loan would be required to be reduced to cause the Property to achieve a DSCR of 1.15:1.00 as of the date of such Minimum DSCR Failure (each, a “Remargin Payment”). Borrower may

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elect to apply funds on deposit in the DSCR Reserve Account to make any such Remargin Payment.
(ii)    Amortization. If, for any quarter commencing after May 29, 2017, the Property does not maintain (x) a Debt Yield of at least eleven percent (11.0%), tested quarterly, or (y) a DSCR of at least 1.10:1.00, tested quarterly, then, within twenty (20) days following delivery of the certificate required pursuant to Section 9.2 (or if the certificate is not delivered by Borrower as required hereunder, the date it was required to be delivered), Borrower shall repay to Administrative Agent, for the account of Lenders, Five Hundred Seventy Thousand and No/100ths Dollars ($570,000.00) of the outstanding principal balance of the Loan (the “Amortization Payments”) as a quarterly amortization payment.
2.7    Loan Documents. Borrower shall deliver to Administrative Agent concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.
2.8    Effective Date. The date of the Loan Documents is for reference purposes only. The Effective Date (“Effective Date”) of delivery and transfer to Administrative Agent, for the benefit of Lenders, of the security under the Loan Documents and of Borrower’s and Lenders’ obligations under the Loan Documents is the date Administrative Agent, on behalf of Lenders, authorizes the Loan proceeds to be released to Borrower pursuant to Section 3.2 below.
2.9    Maturity Date. All sums due and owing under this Agreement and the other Loan Documents shall be repaid in full on the Maturity Date. All payments due to Administrative Agent, for its benefit or the benefit of any Lender, under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds, in Dollars.
2.10    Full Repayment and Reconveyance. Upon receipt of all sums owing and outstanding under the Loan Documents, and the full performance of all other obligations secured by the Security Instrument including any Derivative Contract, Administrative Agent, on account of Lenders, shall issue a full reconveyance of the Property from the lien of the Security Instrument; provided, however, that Administrative Agent shall first have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents.
2.11    Extension of Maturity Date. Borrower shall have the option to extend the Maturity Date from (a) the Original Maturity Date to the First Extended Maturity Date (“First Option to Extend”), (b) the First Extended Maturity Date to the Second Extended Maturity Date (the “Second Option to Extend”), (c) the Second Extended Maturity Date to the Third Extended Maturity Date (the “Third Option to Extend”), and (d) the Third Extended Maturity Date to the Fourth Extended Maturity Date (the “Fourth Option to Extend” and each, an “Option to Extend”), upon satisfaction of each of the following conditions precedent:

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(a)    As applicable, Borrower shall have validly exercised the Option to Extend for the preceding period;
(b)    Borrower shall provide Administrative Agent with written notice of Borrower’s request to exercise an Option to Extend not more than ninety (90) days but not less than thirty (30) days prior to the then current Maturity Date;
(c)    As of the date of Borrower’s delivery of notice of request to exercise an Option to Extend, no Default shall exist, and as of the then current Maturity Date, no Default or Potential Default shall exist, and no Early Acceleration Event shall have occurred, and Borrower shall so certify, as to each of the foregoing, in writing;
(d)    Borrower shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the Option to Extend and shall deliver to Administrative Agent, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Administrative Agent;
(e)    On or before the then current Maturity Date, Borrower shall pay to Administrative Agent all recording costs, the costs of preparing any extension documents, including reasonable attorneys’ fees if any, and any other reasonable costs and expense associated with Borrower’s exercise of an Option to Extend;
(f)    With respect to the Second Option to Extend, the Third Option to Extend and the Fourth Option to Extend only, on or before the then current Maturity Date, Borrower shall pay to Administrative Agent the extension fee provided for in Section 2.4(b). For the avoidance of doubt, Borrower shall not be required to pay the extension fee provided for in Section 2.4(b) in connection with Borrower’s exercise of the First Option to Extend;
(g)    At Administrative Agent’s option, in Administrative Agent’s sole discretion and at Borrower’s sole cost, Administrative Agent shall have obtained an Appraisal of the Property, with a valuation date not more than sixty (60) days prior to the then current Maturity Date, confirming to the satisfaction of Administrative Agent that the Loan-to-Value Ratio does not exceed sixty percent (60%). If the Loan to Value Ratio exceeds sixty percent (60%), then Borrower may satisfy the condition in this subclause (g) by repaying prior to the then current Maturity Date such portion of the outstanding principal amount of the Loan necessary to cause the Loan-to-Value Ratio to be sixty percent (60%) or less;
(h)    For each Option to Extend, the Adjusted NOI of the Property, calculated as of the applicable DSCR Test Date, shall be sufficient to yield a DSCR of not less than the Minimum DSCR Extension Hurdle. If the Adjusted NOI of the Property is insufficient to yield a DSCR which satisfies the Minimum DSCR Extension Hurdle, then Borrower may satisfy the condition of this subclause (h) by repaying such portion of the outstanding principal amount of the Loan as would cause such condition to be satisfied; and
(i)    Borrower shall purchase the LIBOR Cap as required by Section 8.28 with a term expiring no earlier than the First Extended Maturity Date, Second Extended Maturity Date, the Third Extended Maturity Date or the Fourth Extended Maturity Date, as applicable.

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2.12    Authorized Representative. In order to facilitate timely and efficient management of the Loan, Borrower hereby appoints and authorizes Jonathan P. Stanner, acting alone, to serve as the authorized representative of Borrower. Accordingly, any notice or correspondence directed to Jonathan P. Stanner shall be deemed given to Borrower, and any action taken by Jonathan P. Stanner with respect to the Loan shall be deemed taken by Borrower hereunder.
2.13    Lenders’ Accounting. Administrative Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded (a) the names and addresses and the Pro Rata Shares and the Portion of each of the Lenders, and principal amount of the Loan owing to each Lender from time to time, and (b) all repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Administrative Agent’s practice, Administrative Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).
ARTICLE 3
DISBURSEMENT
3.1    Initial Conditions Precedent. The obligation of Lenders to make the Loan hereunder is subject to the satisfaction or waiver of the following conditions precedent:
(a)    The Security Instrument shall be a valid lien upon the Property, prior and superior to all other liens and encumbrances thereon except those approved by Administrative Agent in writing;
(b)    No Default or Potential Default exists under the Original Loan Documents; and
(c)    The Administrative Agent shall have received each of the following, in form and substance satisfactory to Administrative Agent:
(i)    all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Administrative Agent under the terms of this Agreement or any of the other Loan Documents;
(ii)    a new ALTA survey of the Property, certified to Administrative Agent, for the benefit of Lenders and the title insurer, showing the boundaries of the Property by courses and distances, together with a corresponding metes and bounds description, the actual or proposed location of all improvements, encroachments and restrictions, the location and width of all easements, utility lines, rights-of-way and building set-back lines, and notes referencing book and page numbers for the instruments granting the same;
(iii)    a new Appraisal of the Property certifying an “as-stabilized” Appraised Value sufficient so that the ratio (expressed as a percentage) of the amount

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of the Loan to the “as-stabilized” Appraised Value of the Property does not exceed 60%;
(iv)    a legal opinion of counsel to Borrower and the other Loan Parties;
(v)    the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Person;
(vi)    a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Person and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;
(vii)    a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Person authorized to execute and deliver the Loan Documents to which such Person is a party, and in the case of Borrower, authorized to execute and deliver on behalf of Borrower requests for disbursement from the FF&E Reserve Account;
(viii)    copies certified by the secretary or assistant secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which it is a party;
(ix)    A certificate of Guarantor attaching a complete and accurate depiction of the direct and indirect owners of Borrower and Operating Lessee;
(x)    a Disbursement Instruction Agreement effective as of the Effective Date;
(xi)    UCC, tax, judgment and lien search reports with respect to each Loan Party in all necessary or appropriate jurisdictions indicating that there are no Liens of record with respect to the assets of each such Loan Party other than Permitted Liens;
(xii)    evidence that the Fees, if any, then due and payable under Section 2.4, together with all other fees, expenses and reimbursement amounts due and payable

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to Administrative Agent and any of Lenders, including without limitation, the fees and expenses of counsel to Administrative Agent, have been paid;
(xiii)    insurance certificates, or other evidence, providing that the insurance coverage required under Article V (including, without limitation, both property and liability insurance for the Property) is in full force and effect and stating that the coverage shall not be cancelable or materially changed without ten (10) days prior written notice to Administrative Agent of any cancellation for nonpayment or premiums, and not less than thirty (30) days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage), together with appropriate evidence that Administrative Agent, for its benefit and the benefit of Lenders is named as a lender’s loss payee and additional insured, as appropriate, on all insurance policies that Borrower or any Loan Party actually maintains with respect to the Property and improvements thereon; and
(xiv)    the Security Documents;
(xv)    a Management Agreement Subordination with respect to the Management Agreement;
(xvi)    copies of all Material Contracts (to the extent not theretofore delivered) and, if requested by Administrative Agent, collateral assignments executed by Borrower or Operating Lessee (as applicable) in favor of Administrative Agent for its benefit and the benefit of Lenders, of the Material Contracts relating to the use, occupancy, operation, maintenance, enjoyment or ownership of the Property;
(xvii)    an ALTA 2006 Form Loan Policy of Title Insurance for the Property in the aggregate amount of the original principal amount of the Loan in favor of Administrative Agent for its benefit and the benefit of Lenders, including endorsements with respect to such items of coverage as Administrative Agent may request (including, without limitation, aggregation endorsements for each policy) and which endorsements are available and customary in the jurisdiction where the Property is located, issued by First American Title Insurance Company, showing Borrower’s fee simple title to the Property, and Operating Lessee’s leasehold interest in the Property, and other Collateral described in the Security Instrument as vested in Borrower and Operating Lessee, respectively, and insuring that the Lien granted by the Security Instrument is a valid Lien against the Property and the Collateral described therein, subject only to liens, restrictions, encumbrances, easements and reservations as are acceptable to Administrative Agent (the “Title Policy”);
(xviii)    receipt and approval of the current Capital Budget, Operating Budget and Marketing Plan;

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(xix)    receipt and approval of a reliance letter from The Planning & Zoning Resource Corporation with respect to its March 9, 2007 zoning report with respect to the Property, and a copy of such zoning report;
(xx)    receipt and approval by Administrative Agent of a property conditions report with respect to the Property (the “Property Conditions Report”) and funds from Borrower, to be held in escrow with Administrative Agent, in an amount equal to one hundred twenty percent (120%) of the cost estimated in the Property Condition Report to complete any “immediate repairs” (or similar) as identified therein (to be disbursed to Borrower by Administrative Agent upon Administrative Agent’s confirmation of completion of such “immediate repairs”);
(xxi)    receipt and approval by Administrative Agent of a phase I (and phase II if necessary) environmental assessment report with respect to the Property; and
(xxii)    such other instruments, documents, agreements, financing statements, certificates, opinions and other Security Documents as Administrative Agent may reasonably request.
Administrative Agent acknowledges it has received and approved the deliverables in subsections (xix) - (xxi) above in connection with the Original Loan.
3.2    Disbursement Authorization. The proceeds of the Loan, when qualified for disbursement, shall be disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer shall be subject to the provisions of Section 3.3 and the Disbursement Instruction Agreement a form of which is attached as Exhibit J hereto. Disbursements hereunder may be made by Lender upon the written request of any person who has been authorized by Borrower (as authenticated in accordance with the authentication procedures implemented by Administrative Agent, as the same may be changed from time to time, and communicated to Borrower) to request such disbursements until such time as written notice of Borrower’s revocation of such authority is received by Administrative Agent at the following address Winston-Salem Loan Center, One West Fourth Street, Winston-Salem, North Carolina 27101.
3.3    Funds Transfer Disbursements. Borrower hereby authorizes Administrative Agent to disburse the proceeds of any Loan made by Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement delivered to Administrative Agent in connection herewith, in the form attached hereto as Exhibit J. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower. Administrative Agent is not obligated or required in any way to take any

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actions to detect errors in information provided by Borrower. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Administrative Agent takes these actions Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Administrative Agent and Borrower. Borrower agrees to notify Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such transfer. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Administrative Agent, may delay or refuse to accept a funds transfer request if the transfer would: (a) violate the terms of this authorization, (b) require use of a bank unacceptable to Administrative Agent or any Lender or prohibited by government authority; (iii) cause Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or any Lender to violate any applicable law or regulation. Neither Administrative Agent nor any Lender shall be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Administrative Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent or any Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Administrative Agent or any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement.
3.4    Assignment of Accounts. To secure the prompt and unconditional payment, performance and discharge when due of all of Borrower’s obligations hereunder, under any Note, under this Agreement and under each and all of the other Loan Documents (collectively, the “Secured Obligations”), Borrower and Operating Lessee hereby assigns, pledges, conveys, sets over, delivers and transfers to Administrative Agent, for the benefit of Lenders, and grants a security interest to Administrative Agent, for the benefit of Lenders, in and to all of Borrower’s and Operating Lessee’s now existing or hereafter arising right, title, estate, claim and interest in and to each and all of the following:
(a)    each and all of the Accounts;
(b)    all of the Account Collateral;
(c)    all moneys now or at any time hereafter deposited in any or all of the Accounts, all certificates, instruments and securities (whether certificated or uncertificated), if any, from time to time representing any or all of such Accounts or any interest therein and all claims, demands, general intangibles, choses in action and other rights or interests of Borrower or Operating Lessee

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in respect of the Accounts or any moneys now or at any time hereafter deposited therein; and any increases, renewals, extensions, substitutions and replacements thereto;
(d)    all notes, bonds, stocks, certificates of deposit, instruments and securities in which Funds or other Account Collateral may be invested or deposited and all interest, dividends, instruments and other property from time to time received in respect of or upon the sale, exchange or other transfer of any or all of the Account Collateral;
(e)    all contract rights, instruments, documents, general intangibles and other rights which Borrower or Operating Lessee may now have or hereafter acquire with respect to any of the Account Collateral, including without limitation Borrower’s or Operating Lessee’s rights under any trust or other agreement with the Depository Bank relating in any manner to any of the Accounts;
(f)    all accessions, increases and additions on or to any or all of the property described in items (a)-(e) above, inclusive;
(g)    all Proceeds of each and every item of property described hereinabove in items above, inclusive.
ARTICLE 4
ACCOUNTS; REQUIRED RESERVES
4.1    Accounts. Neither Borrower nor Operating Lessee shall have any Accounts other than with Wells Fargo. Borrower and Operating Lessee shall cause Manager to maintain all of the Manager Accounts and all other accounts of Manager with respect to the Property with Wells Fargo. During the continuance of a Default, but without limiting Manager’s rights pursuant to the Management Agreement Subordination, neither Borrower nor Operating Lessee shall have any right or ability to affect withdrawals from any Accounts. Neither Borrower nor Operating Lessee shall be permitted to make withdrawals, at any time, from any Reserve Account.
4.2    Collection Account. Each month, Borrower and Operating Lessee shall cause the Manager to pay all amounts due Borrower under the Management Agreement directly to the Administrative Agent for deposit into the Collection Account. Provided no Default is continuing, all Excess Cash Flow shall be disbursed to the Distribution Account one time per month after (i) all Reserve Accounts have been funded as required hereunder, and (ii) Administrative Agent has debited the Collection Account to pay all interest and Amortization Payments due during such month.
4.3    FF&E Reserve.
(a)    On or prior to the last Business Day of each calendar month, until all obligations under the Loan Documents have been paid in full, Borrower shall cause Manager to deposit into a Manager’s Account an amount equal to the greater of (i) four percent (4%) of Gross Operating Revenues for the Property for the previous month, and (ii) the amount required to be deposited into any FF&E reserve for such month pursuant to the terms of the Management Agreement.

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(b)    In connection with the Loan, Operating Lessee has established, and shall continue to maintain, with Administrative Agent the FF&E Reserve Account for deposit and application as described in this subsection. On the Effective Date, the balance in the FF&E Reserve Account is $0.00. In the event Manager fails to make any deposit required by Section 4.3(a) above, Administrative Agent may, each month thereafter during the term of the Loan, withdraw from the Collection Account, prior to any disbursement to or on behalf of Borrower or Operating Lessee, an amount (each, an “FF&E Reserve Deposit”) equal to any deficiency in amounts deposited by Manager (such that, at the end of the year, the aggregate amount on deposit will be, in Administrative Agent’s estimate, sufficient to aggregate the total FF&E reserve amounts required under the Management Agreement and hereunder for such year) and deposit such amount into the FF&E Reserve Account.
(c)    Provided no Default is continuing, within five (5) Business Days following submission in writing of a request therefor by Borrower, Administrative Agent shall provide to Borrower from the FF&E Reserve Account, funds to be used by Borrower and Operating Lessee solely for the payment of expenditures for FF&E and other capital items in accordance with the Capital Budget.
(d)    Following a Default, Administrative Agent may apply all or any part of amounts escrowed pursuant to Section 4.3(b) (including any interest earned on such amounts) to any obligations under the Loan Documents and/or to cure such Default, in which event Borrower shall be required to restore all amounts so applied, as well as to cure any other aspect of such Default not cured by such application.
(e)    Upon assignment of the Loan, Administrative Agent shall have the right to assign all amounts collected and in its possession in the FF&E Reserve Account to its assignee whereupon Administrative Agent shall be released from all liability with respect thereto.
(f)    The Administrative Agent shall have the right (to be exercised from time to time at its election) to audit Borrower’s and Operating Lessee’s books and records in order to determine whether or not the funds withdrawn or disbursed from the FF&E Reserve Account have been spent only for the purpose for which they were withdrawn or disbursed. Borrower and Operating Lessee shall cooperate with Administrative Agent in connection with any such audit.
(g)    Promptly upon full repayment of the obligations under the Loan Documents (other than full repayment of the obligations under the Loan Documents as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the obligations under the Loan Documents), the balance of all amounts collected and in Lender’s possession and not applied to the payment of expenditures for FF&E as set forth in this Section 4.3 shall be paid to Borrower and no other party shall have any right or claim thereto.
4.4    Insurance and Tax Reserve Account.
(a)    On or prior to the last Business Day of each calendar month, until all obligations under the Loan Documents have been paid in full, Borrower and Operating Lessee shall cause Manager to reserve an amount estimated to be equal to one-twelfth (1/12) of all insurance premiums

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and one-twelfth (1/12) of all Taxes that will become due for the tax year during which such amount is reserved.
(b)    In connection with the Loan, Operating Lessee has established, and shall continue to maintain, with Administrative Agent the Insurance and Tax Reserve Account for deposit and application as described in this subsection. On the Effective Date, the balance in the Insurance and Tax Reserve Account is $0.00. If Manager fails to reserve any amounts required pursuant to Section 4.4(a), Administrative Agent may withdraw from the Collection Account and deposit into the Insurance and Tax Reserve Account the amount of any deficiency in the amounts reserved by Manager (such that, at the end of the year, the aggregate amount on deposit will be, in Administrative Agent’s estimate, sufficient to pay all then unpaid insurance premiums and Taxes that will become due for the tax year during which such payment is withdrawn). Within five (5) Business Days following submission in writing of a request therefor by Borrower, Lender shall provide to Borrower from the Insurance and Tax Reserve Account (to the extent of funds available therein) funds sufficient to pay (or reimburse Borrower for payment of) Borrower’s insurance premiums and Taxes, provided that such request is accompanied by (a) applicable bills or statements evidencing such insurance premiums (or the allocable portion thereof in the case of any blanket insurance policy) and/or Taxes, as applicable, sufficient to permit Lender to determine that such funds are being disbursed to pay insurance premiums and/or Taxes and (b) a certification by Borrower that such funds have been or will be used to pay insurance premiums and/or Taxes. If the amount of the funds escrowed in accordance with this Section 4.4(b) shall exceed the amounts due for Borrower’s insurance premiums and/or Taxes, as applicable, Lender may, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made under this Section 4.4(b).
(c)    Following a Default, Lender may apply all or any part of amounts escrowed pursuant to Section 4.4(b) to any obligations under the Loan Documents and/or to cure such Default, in which event Borrower shall be required to restore all amounts so applied, as well as to cure any other aspect of such Default not cured by such application.
(d)    Upon assignment of the Loan, Lender shall have the right to assign all amounts collected and in its possession in the Insurance and Tax Reserve Account to its assignee whereupon Lender shall be released from all liability with respect thereto.
(e)    Promptly upon full repayment of the obligations under the Loan Documents (other than full repayment of the obligations under the Loan Documents as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the obligations under the Loan Documents), the balance of all amounts collected and in Lender’s possession and not applied to the payment of insurance premiums as set forth in this Section 4.4 shall be paid to Borrower and no other party shall have any right or claim thereto.
ARTICLE 5
INSURANCE
Borrower shall, while any obligation of Borrower or Guarantor under any Loan Document remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by

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Administrative Agent, the following policies of insurance in form and substance satisfactory to Administrative Agent:
5.1    Title Insurance. The Title Policy.
5.2    Property Insurance. An All Risk/Special Form Property Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders, against damage to the Property in an amount equal to the full replacement cost of the Property, or another amount acceptable to Lender. Such coverage should adequately insure any and all Loan Collateral, whether such Collateral is onsite, stored offsite or otherwise. Administrative Agent, for the benefit of Lenders, shall be named on each policy as mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent).
5.3    Flood Hazard Insurance. A policy of flood insurance, as deemed necessary by Administrative Agent, in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.
5.4    Liability Insurance. For the Property, a policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Administrative Agent, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property.
5.5    Terrorism Insurance. A policy of terrorism insurance in an amount acceptable to Administrative Agent.
5.6    Business Interruption Insurance. A policy of business interruption insurance, with coverage in an amount equal to not less than eighteen (18) months of Gross Operating Revenues, including all continuing expenses during the period of restoration.
5.7    Other Coverage. Borrower shall provide to Administrative Agent evidence of such other reasonable insurance in such reasonable amounts as Administrative Agent may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which such Property is located. Such coverage requirements may include but are not limited to coverage for earthquake (if the Property is in a seismic zone 3 or 4 and the probable maximum loss is 20% or higher), mold, acts of terrorism, business income, delayed business income, rental loss, sink hole, dram shop, workers compensation, vehicle, soft costs, tenant improvement or environmental claims.
5.8    General. Borrower shall provide to Administrative Agent insurance certificates or other evidence of coverage in form acceptable to Administrative Agent, with coverage amounts, deductibles, limits and retentions as required by Administrative Agent. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without ten (10) days prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage). Administrative Agent, for

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the benefit of Lenders, shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all insurance policies which Borrower actually maintains with respect to the Property or any portion thereof. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Administrative Agent. Administrative Agent agrees that the coverage required by this Section may be provided by a blanket insurance policy meeting all of the requirements hereunder.
ARTICLE 6
REPRESENTATIONS AND WARRANTIES
As a material inducement to Lenders’ entry into this Agreement, Borrower and Operating Lessee each represent and warrant, as applicable, to Administrative Agent and each Lender as of the Effective Date that:
6.1    Authority/Enforceability. Borrower and Operating Lessee are each in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, lease, improve, and operate the Property, as contemplated by the Loan Documents.
6.2    Binding Obligations. Borrower and Operating Lessee are each authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower and Operating Lessee, as applicable.
6.3    Formation and Organizational Documents. Borrower has delivered to Administrative Agent all formation and organizational documents of Borrower, Operating Lessee and Guarantor and of the partners, joint venturers or members of each of them and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent.
6.4    No Violation. Borrower’s and Operating Lessee’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any governmental requirement applicable to the Property or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which Borrower, Operating Lessee or the Property is bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.
6.5    Compliance with Laws. Borrower and Operating Lessee, as applicable, have, and at all times shall have obtained, all permits, Licenses, exemptions, and approvals necessary to occupy, operate and market the Property, and shall maintain compliance with all governmental requirements applicable to the Property and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. The Property is a separate legal parcel lawfully created in full compliance with all subdivision laws and ordinances and is properly zoned

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for the stated use of the Property as disclosed to Administrative Agent at the time of execution hereof.
6.6    Litigation. Except as disclosed on Schedule 6.6, or otherwise disclosed to Administrative Agent in writing on or prior to the Effective Date (and specifically acknowledged in writing by Administrative Agent or its counsel as an exception to this representation), (i) there are no claims, actions, suits, or proceedings at law or in equity or initiated by a Governmental Authority pending against or affecting Borrower, Operating Lessee or Manager or affecting any portion of the Property, or (ii) to Borrower’s or Operating Lessee’s knowledge, any material claims, actions, suits, or proceedings at law or in equity or initiated by a Governmental Authority threatened against or affecting Borrower, Operating Lessee or Manager or affecting any portion of the Property.
6.7    Financial Condition. All financial statements and information heretofore and hereafter delivered to Administrative Agent by Borrower, including, without limitation, information relating to the financial condition of Borrower, Operating Lessee, the Property, Guarantor, and/or the partners, joint venturers or members of each of the foregoing, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with GAAP consistently applied. Notwithstanding the use of GAAP, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Each of Borrower and Operating Lessee acknowledges and agrees that Administrative Agent may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.
6.8    No Material Adverse Change. There has been no Material Adverse Change in the financial condition of Borrower, Operating Lessee, Guarantor and/or Indemnitor since the dates of the latest financial statements furnished to Administrative Agent and, except as otherwise disclosed to Administrative Agent in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.
6.9    Accuracy. All reports, documents, instruments, information and forms of evidence delivered to Administrative Agent concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete in all material respects to give Administrative Agent true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.
6.10    Americans with Disabilities Act Compliance. Borrower and Operating Lessee represent and warrant to Administrative Agent that the Property owned or leased (as applicable) by such Person is and shall be hereafter maintained in compliance in all material respects with the requirements and regulations of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as hereafter amended. At Administrative

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Agent’s written request from time to time, Borrower shall provide Administrative Agent with written evidence of such compliance satisfactory to Administrative Agent. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.
6.11    Tax Liability; Separate Tax Parcel. Borrower and Operating Lessee have filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and neither Borrower nor Operating Lessee has any knowledge of any basis for any additional payment with respect to any such taxes and assessments. No portion of any Property is exempt from taxation or constitutes an “omitted” tax parcel. The Property constitutes a separate tax lot or lots, with a separate tax assessment or assessments, independent of any other land or improvements not constituting a part of the Property and no other land or improvements is assessed and taxed together with any portion of the Property.
6.12    Business Loan. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for personal, family or agricultural purposes whatsoever.
6.13    Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s and Operating Lessee’s best knowledge, is contemplated with respect to all or any portion of any Property or for the relocation of roadways providing direct physical and legal access to any Property.
6.14    Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Operating Lessee, including the defense of usury, nor would the exercise of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and neither of Borrower nor Operating Lessee has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
6.15    Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including certificates of completion, use and occupancy permits and any applicable liquor licenses, required for the legal use, occupancy and operation of the Property as presently being used (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower and Operating Lessee shall keep and maintain, or cause Manager to keep and maintain, all Licenses applicable to the Property. The use being made of the Property is in conformity with the certificate of occupancy issued for such Property. To the best knowledge of Borrower and Operating Lessee, there are no pending or threatened proceedings or actions to revoke, invalidate, rescind, or modify any of the Licenses, or asserting that such Licenses do not permit the occupancy, maintenance, use or operation of the Property as currently and proposed to be operated.
6.16    Physical Condition. The Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, Equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in or on the Property. Neither Borrower nor Operating Lessee has received notice from any insurance company, bonding company, manager or franchisor of any defects or inadequacies in the Property,

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or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond or materially and adversely affect the value or operation of the Property.
6.17    Management Agreement. Borrower has made available to Administrative Agent a correct and complete copy of the Management Agreement, all amendments thereto and any other written agreements or summaries of oral agreements with any Manager. As of the Effective Date, the Management Agreement is unmodified (beyond what was provided to Administrative Agent prior to the Effective Date) and in full force and effect and no party to the Management Agreement is in default thereunder.
6.18    Operating Lease. Borrower and Operating Lessee have made available to Administrative Agent a correct and complete copy of the Operating Lease, all amendments thereto and any other written agreements or summaries of oral agreements with Operating Lessee. As of the Effective Date, the Operating Lease is unmodified (beyond what was provided to Administrative Agent prior to the Effective Date) and is in full force and effect and no party to the Operating Lease is in default thereunder.
6.19    Contracts. Exhibit C sets forth a description of each Contract to which Borrower, Operating Lessee, Employer Company, Manager, or any of their Affiliates is a party which is material to the value, utility, operation or legality of the Property, other than the Management Agreement and any such Contract which may be terminated on thirty (30) days’ or less notice without penalty. The information set forth in Exhibit C is correct and complete in all respects as of the date hereof. A correct and complete copy of each Material Contract specified on Exhibit C has been provided to Administrative Agent and each is unmodified (except as set forth on Exhibit C) and in full force and effect and no party to such contracts is in default thereunder.
6.20    Personal Property. Other than the Personal Property and the property of transient hotel guests, no personal property is located on or within the Property, or used or proposed to be used in the Property. Borrower and Operating Lessee has good title to all its Personal Property free and clear of all liens.
6.21    FF&E and Inventory. The FF&E and the Inventory at the Property is adequate and sufficient for the use, occupancy, operation and maintenance of the Property in a manner sufficient to meet the brand standards as set forth in the Management Agreement.
6.22    Accounts. The Accounts comprise all the bank accounts, depository accounts, certificates of deposit, intercompany balances or other accounts of any kind or description in which the Property revenues are at any time deposited, held or maintained.
6.23    Vehicles. The vehicles listed on Exhibit D are the only vehicles used or proposed to be used in the operation of the Property. Exhibit D shall include the vehicle identification number, whether such vehicle is owned or leased and describe any debt or lease obligation related to such vehicle. Borrower shall update Exhibit D within thirty (30) days after any modification or addition to the information disclosed therein.

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6.24    ERISA. Neither Borrower nor Operating Lessee nor any ERISA Affiliate other than Employer Company sponsors or maintains an “employee benefit plan” as defined in Section 3(3) of ERISA, except the UNITE HERE National Plus 401K Plan described in the Collective Bargaining Agreement and the benefit plans described in Section 46 thereof in which Employer Company participates pursuant to the terms of the Collective Bargaining Agreement. Each “employee benefit plan” as defined in Section 3(3) of ERISA sponsored or maintained by Employer Company has been maintained, operated, and administered in material compliance with its terms and any related documents or agreements and in material compliance with all applicable laws. None of Borrower, Operating Lessee, Employer Company nor any ERISA Affiliate currently has and at no time in the past has had an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code (except the UNITE HERE National Plus 401K Plan described in the Collective Bargaining Agreement and the benefit plans described in Section 46 thereof in which Employer Company participates). Compliance by Borrower, Operating Lessee and Employer Company with the provisions hereof and the making of the Loan contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.
6.25    Employer Company Agreements. Borrower has made available to Administrative Agent a correct and complete copy of each of the Collective Bargaining Agreement and the Employer Company Agreement, all amendments thereto and any other written agreements or summaries of oral agreements with respect thereto. As of the Effective date, each of the Collective Bargaining Agreement and the Employer Company Agreement is unmodified (beyond what was provided to Administrative Agent prior to the Effective Date) and is in full force and effect and no party thereto is in default thereunder.
6.26    Survival of Representations. Borrower and Operating Lessee make all of the representations and warranties set forth herein and in the other Loan Documents as of the Effective Date and agree that all of the representations and warranties set forth herein and in the other Loan Documents shall survive for so long as any amount remains owing to any Lender under this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower and Operating Lessee shall be deemed to have been relied upon by Administrative Agent and Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent or Lenders or on their behalf.
ARTICLE 7
HAZARDOUS MATERIALS
7.1    Special Representations and Warranties. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower and Operating Lessee hereby specially represent and warrant to the best of Borrower’s and Operating Lessee’s knowledge as of the date of this Agreement as follows:

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(a)    Hazardous Materials. Except as previously disclosed to Lender in that certain Phase I Environmental Site Assessment Update prepared by URS Corporation, URS Project No.: 25368336, dated June 28, 2011, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”).
(b)    Hazardous Materials Laws. The Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.
(c)    Hazardous Materials Claims. There are no claims or actions (“Hazardous Materials Claims”) pending or threatened against Borrower or the Property by any governmental entity or agency or by any other Person relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.
7.2    Hazardous Materials Covenants. Borrower and Operating Lessee agree as follows:
(a)    No Hazardous Activities. Neither Borrower nor Operating Lessee shall cause or permit Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.
(b)    Compliance. Borrower and Operating Lessee shall comply and cause the Property to comply with all Hazardous Materials Laws.
(c)    Notices. Borrower and Operating Lessee shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property; (ii) any knowledge by Borrower or Operating Lessee that the Property does not comply with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims; and (iv) the discovery of any occurrence or condition

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on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated with Hazardous Materials.
(d)    Remedial Action. In response to the presence of any Hazardous Materials on, under or about any Property or any portion thereof, Borrower and Operating Lessee shall immediately take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.
7.3    Inspection by Administrative Agent. Upon reasonable prior notice to Borrower, Administrative Agent, its employees and agents, may from time to time (whether before or after the commencement of a non-judicial or judicial foreclosure proceeding) enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.
7.4    Hazardous Materials Indemnity. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT, LENDERS, AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (EACH AN “INDEMNITEE” AND COLLECTIVELY, “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH ANY INDEMNITEE MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO ADMINISTRATIVE AGENT UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE SECURITY INSTRUMENT.
7.5    Legal Effect of Section. Borrower and Lenders agree that: (a) this Article VII is intended as Lenders’ written request for information (and Borrower’s and Operating Lessee’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure §726.5; and (b) each provision in this Article (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lenders and Borrower to be an “environmental provision” for purposes of California Code of Civil Procedure §736, and as such it is expressly understood that Borrower’s duty to indemnify Administrative Agent and Lenders hereunder shall survive: (a) any judicial or non-judicial foreclosure under the Security Instrument, or transfer of the Property, or any portion thereof, in lieu thereof, (b) the release and reconveyance

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or cancellation of the Security Instrument; and (c) the satisfaction of all of Borrower’s obligation under the Loan Documents.
ARTICLE 8
COVENANTS OF BORROWER
8.1    Performance of Obligations. Borrower shall promptly pay, and each of Borrower and Operating Lessee shall perform, all of its obligations hereunder and under the other Loan Documents when due.
8.2    Expenses. Borrower shall immediately pay Administrative Agent upon demand all costs and expenses incurred by Administrative Agent in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents; and (b) the enforcement or satisfaction by Administrative Agent of any of Borrower’s, Operating Lessee’s, Employer Company’s, Guarantor’s or Indemnitor’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Administrative Agent’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, Uniform Commercial Code for UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Administrative Agent of any title insurance premiums, title surveys, reconveyance and notary fees. Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Administrative Agent’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Administrative Agent may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist annually or more frequently during the continuance of a Default.
8.3    ERISA Compliance. No “employee benefit plan” as defined in Section 3(3) of ERISA sponsored or maintained by Borrower, Operating Lessee or Employer Company or any ERISA Affiliate shall fail to be maintained, operated, or administered in material compliance with its terms or any related documents or agreements or in material compliance with any applicable laws. Except with respect to the UNITE HERE National Plus 401K Plan described in the Collective Bargaining Agreement and the benefit plans described in Section 46 thereof, none of Borrower, Operating Lessee, Employer Company or any ERISA Affiliate shall (i) establish, sponsor, maintain or incur any obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code or (ii) incur any liability under Title IV of ERISA, in each case, without the prior written consent of Administrative Agent, which shall not be unreasonably withheld, and provided that Administrative Agent shall exercise its right to consent or withhold consent within five (5) Business Days of receipt of complete documentation regarding any such obligation requiring consent (and if Administrative Agent fails to deliver notice to Borrower that consent shall not be granted within such five (5) Business Day period, consent will be deemed granted).

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8.4    Leasing. Borrower and Operating Lessee shall, or shall cause Manager to, use their best efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.
8.5    Approval of Leases. All leases of all or any part of the Property shall: (a) with respect to a Major Lease, be upon terms and with tenants approved in writing by Administrative Agent prior to Borrower’s execution of any such lease, such approval not to be unreasonably withheld, conditioned or delayed; and (b) include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Administrative Agent.
8.6    Subdivision Maps; Zoning Matters.
(a)    Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Administrative Agent for Administrative Agent’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Administrative Agent’s receipt of such Subdivision Map, Administrative Agent shall provide Borrower written notice if Administrative Agent disapproves of said Subdivision Map. Administrative Agent shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrower. Within five (5) Business Days after Administrative Agent’s request, Borrower and Operating Lessee shall execute, acknowledge and deliver to Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably require to reflect the change in the legal description of any portion of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Security Instrument recorded in connection with such amendments, Borrower shall deliver to Administrative Agent, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Administrative Agent insuring the continued first priority lien of applicable Security Instrument. Subject to the execution and delivery by Borrower of any documents required under this Section, Administrative Agent shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Administrative Agent pursuant to this Section.
(b)    Neither Borrower nor Operating Lessee shall initiate or acquiesce to a zoning change of the Property without prior notice to, and prior written consent from, Administrative Agent. Furthermore, neither Borrower nor Operating Lessee shall allow changes in the stated use of the Property from that disclosed to Administrative Agent at the time of execution hereof without prior notice to, and prior written consent from, Administrative Agent.
8.7    Opinion of Legal Counsel. Borrower shall provide, at Borrower’s expense, an opinion of legal counsel in form and content satisfactory to Lender to the effect that: (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) Borrower and Operating Lessee are duly formed and have all requisite authority to enter into the Loan Documents; and (c) such other matters, incident to the transactions contemplated hereby, as Lender may reasonably request.

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8.8    Management Agreement.
(a)    Without the prior written consent of Administrative Agent, neither Borrower nor Operating Lessee shall enter into any agreement providing for the management, leasing or operation of the Property (other than the Management Agreement or the Operating Lease effective on the Effective Date).
(b)    Any agreement providing for the management or operation of the Property entered into after the date hereof shall be with a Replacement Manager. In the event Administrative Agent disapproves a management agreement with a Replacement Manager, Borrower shall have the right to prepay the Loan in full without penalty.
(c)    Each of Borrower and Operating Lessee shall not, without Administrative Agent’s prior consent (except as elsewhere herein-expressly provided): (i) surrender, cancel or terminate the Management Agreement (unless the Manager is being replaced with a Replacement Manager pursuant to a new Management Agreement that has been approved by Administrative Agent), or permit or suffer any significant delegation or contracting of the Manager’s duties unless the Manager has the right to do so under the Management Agreement without the consent of Borrower and/or the Operating Lessee or unless such delegation or contracting would not constitute a Material Contract if entered into by Borrower and/or the Operating Lessee itself, or (ii) modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Management Agreement in any material respect; provided however Borrower or Operating Lessee shall be permitted to make any non-material modification, change, supplement, alteration, amendment or waiver of the Management Agreement provided that such modification, amendment or waiver shall not affect the cash management procedures set forth in the Management Agreement or the Loan Documents, decrease the cash flow of the Property, adversely affect the marketability of the Property, change the definitions of “default” or “event of default,” change the definitions of “operating expense” or words of similar meaning, change the definitions of “owner’s distribution” or “owner’s equity” or “debt service amount” or words of similar meaning so as to reduce the payments due Borrower or Operating Lessee thereunder, change the timing of remittances to Borrower or Operating Lessee thereunder, increase or decrease reserve requirements, change the term of the Management Agreement or increase any management fees payable under the Management Agreement.
(d)    Borrower and Operating Lessee shall cause the Property to be operated by Manager in accordance with the Management Agreement, and Borrower and Operating Lessee shall:
(i)    promptly perform and/or observe (or cause to be performed and/or observed) all of the covenants and agreements required to be performed and observed by it under the Management Agreement (including, without limitation, the requirements of any PIP) and do all things necessary to preserve and to keep unimpaired its material rights thereunder;
(ii)    promptly notify Administrative Agent of any material default or notice of non-compliance received or delivered in connection with the Management Agreement;

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(iii)    promptly deliver to Administrative Agent a copy of each financial statement, business plan, capital expenditures plan and property improvement plan delivered or received by it under the Management Agreement in accordance with Section 9.3(b); and
(iv)    indemnify and hold Administrative Agent and Lenders harmless from and against all claims or liabilities in any way arising in connection with payment of any “Termination Amounts,” “Liquidated Damages,” “Termination Fees” or any other costs or fees payable under Section XXIV of the Management Agreement to the extent (A) Administrative Agent or any Lender nonetheless becomes liable to pay any such amounts as a consequence of a Default and subsequent “Sale of the Hotel” notwithstanding best efforts to sell the “Hotel” in a manner, and to a person, so that the “Operator’s Termination Amount” or other amounts are not due and payable, or (B) such amounts become due and payable as a result of affirmative actions of Borrower prior to acceleration of the Loan (all terms in quotations in this clause shall have the meanings given thereto in the Management Agreement).
8.9    Actions to Maintain Property. Borrower and Operating Lessee shall:
(a)    within ninety (90) days following the Effective Date (unless otherwise agreed by Administrative Agent in writing) complete any “immediate repairs” (or similar) and “ADA repairs” (or similar) identified in the Property Conditions Report (upon Administrative Agent’s confirmation of completion of which, Administrative Agent shall release to Borrower the funds escrowed with Administrative Agent pursuant to Section 3.1(b)(xx));
(b)    maintain Inventory in amounts sufficient to meet the hotel industry standard for hotels comparable to the Property, and at levels sufficient for the operation of the Property at full/historic occupancy levels;
(c)    make, or cause to be made, all renovations and capital improvements to the Property in a good and workmanlike manner with materials of high quality, free of defects and liens, in accordance with the applicable plans and specifications and in compliance will all applicable laws, regulations and requirements;
(d)    keep all applicable Licenses in full force and effect and promptly comply with all conditions thereof;
(e)    if any Note is mutilated, destroyed, lost, or stolen, promptly deliver to Administrative Agent, in substitution therefore, a new promissory note containing the identical terms and conditions as the Note with a notation thereon of the unpaid principal and accrued and unpaid interest, provided that Borrower receives a lost note affidavit and indemnity in Administrative Agent’s customary form;
(f)    upon Administrative Agent’s reasonable request, execute, deliver, record and furnish such documents as Administrative Agent may reasonably deem necessary or desirable to (i) perfect and maintain perfected as valid liens upon the Property and all other Collateral the liens granted by Borrower to Administrative Agent under the Loan Documents, (ii) correct any errors of a

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typographical nature or inconsistencies which may be contained in any of the Loan Documents, and (iii) consummate fully the transaction contemplated under this Agreement; and
(g)    except as expressly permitted in this Agreement, not Transfer any portion of the Property or the beneficial ownership thereof without the prior written consent of Administrative Agent.
8.10    Proceedings. If any legal proceedings are commenced seeking to enjoin or otherwise prevent or declare unlawful the use, occupancy, operation or maintenance of the Property or any portion thereof (a “Proceeding”), the Borrower and Operating Lessee shall immediately notify Administrative Agent in writing and to the extent permitted by law and at its sole expense, (i) cause the Proceeding to be vigorously contested in good faith and (ii) in the event of a materially adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing, Borrower and Operating Lessee shall resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use its best efforts to bring about a favorable and speedy disposition of any such Proceeding, as well as any others.
8.11    Correction of Defects. Within a commercially reasonable period of time after Borrower or Operating Lessee acquires knowledge of or is given notice of a material defect in the Property or any material departure from other requirements of this Agreement, Borrower and/or Operating Lessee shall commence and continue with diligence to correct all such defects and departures (including, without limitation, any corrective action necessary to perfect and maintain perfected as valid liens upon the Property and all other Collateral the liens granted by Borrower to Administrative Agent under the Loan Documents). Borrower and/or Operating Lessee shall endeavor to complete such corrections within a commercially reasonable time period acceptable to Administrative Agent. Upon Borrower or Operating Lessee acquiring knowledge of such defect (other than as a result of written notice to Borrower from Administrative Agent), Borrower shall promptly advise Administrative Agent in writing of such matter and the measures being taken to make such corrections, along with an estimate of the time of completion.
8.12    Personal Property. (a) All of the Personal Property located on or used in connection with the Property, shall always be located at the Property and shall also be kept free and clear of all liens other than Permitted Liens; (b) Borrower or Operating Lessee shall pay all taxes, levies, charges and assessments on the Personal Property located on or used in connection with the Property prior to such taxes, levies, charges or assessments becoming delinquent; and (c) Borrower and Operating Lessee shall, from time to time upon request by Administrative Agent, furnish Administrative Agent with evidence of such ownership and payment satisfactory to Administrative Agent, including searches of applicable public records.
8.13    Operation of the Property. Neither Borrower nor Operating Lessee shall, without Administrative Agent’s prior written consent, surrender, terminate or cancel the Operating Lease or enter into any operating lease (other than the Operating Lease) with respect to the Property, or any portion thereof.

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8.14    Completion of Renovations.
(a)    Renovations. In the event Borrower or Operating Lessee shall undertake any Renovations to the Property pursuant to a PIP or otherwise, such Borrower or Operating Lessee shall (i) cause the same to be performed diligently and promptly and to be commenced, performed and completed within the time limits set forth in the PIP; (ii) cause to be obtained all governmental permits required for such Renovations; (iii) cause such Renovations to be constructed, performed and completed in compliance, in all material respects, with Applicable Law and all applicable requirements of Manager, in a good and workmanlike manner, with materials of high quality, free of defects, and in accordance with the plans and specifications therefor and the PIP, without substantial deviation therefrom unless approved by the Manager; (iv) cause such Renovations to be constructed and completed free and clear of any mechanic’s liens, materialman’s liens and equitable liens (subject to Section 8.20); (v) pay or cause to be paid all costs of such Renovations when due; (vi) fully pay and discharge, or cause to be fully paid and discharged, all claims for labor performed and material and services furnished in connection with such Renovations; and (vii) promptly release and discharge, or cause to be released and discharged, all claims of stop notices, mechanic’s liens, materialman’s liens and equitable liens that may arise in connection with such Renovations (subject to Section 8.20).
(b)    Major Renovations. Administrative Agent’s prior written consent shall be required prior to commencement of any Major Renovations with respect to the Property and, in connection with Administrative Agent’s consideration of any request for consent, Borrower and Operating Lessee shall, if requested by Administrative Agent, promptly furnish or cause to be furnished to Administrative Agent (i) copies of any plans and specifications, contracts and governmental permits for such Major Renovations, and (ii) any other documentation related to estimated cost, scope and timing of such Major Renovations as Administrative Agent may request. In addition, upon substantial completion of any Major Renovations, Borrower and Operating Lessee shall provide to Administrative Agent (A) a written statement or certificate executed by the architect designated or shown on the plans and specifications (or, if no architect has been retained, from the general contractor for such Major Renovations certifying, without qualification or exception, that such Major Renovations are substantially complete, (B) all required occupancy permits for Property issued by the local government agency having jurisdiction and authority to issue same, and (C) such other evidence of lien free completion as Administrative Agent deems satisfactory in its reasonable discretion.
8.15    Taxes, Assessments, Encumbrances.
(a)    Applicable Law. For purposes of this Section, the term “Applicable Law” includes FATCA.
(b)    Payment of Taxes. Borrower and Operating Lessee shall pay prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any Governmental Authority or utility company, and including any interest, additions to tax or penalties applicable thereto (each, a “Tax”, and collectively, “Taxes”), which are (or if not paid, may become) a lien, encumbrance or charge on all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it. Borrower

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and Operating Lessee shall not permit, and shall immediately discharge, any Tax (other than liens in favor of Lender created by the Loan Documents) on the Property which is not a Tax that has been approved by Lender in writing, and shall also pay when due each obligation secured by or reducible to a Tax which now or hereafter encumbers or appears to encumber all or part of the Property, whether the Tax is or would be senior or subordinate to the applicable Security Instrument. Notwithstanding the preceding sentence, Borrower and Operating Lessee shall have the right to contest in good faith and with due diligence the validity of any such Tax upon furnishing to Administrative Agent a bond covering such contested Tax in form, scope and substance satisfactory to Administrative Agent (and from a bonding company approved by Administrative Agent) or by furnishing the title company issuing the applicable Title Policy such security or indemnity as it may require to induce the title company to issue an endorsement to such Title Policy insuring against all applicable claims, liens, or proceedings.
(c)     Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower or Operating Lessee under any Loan Document or any Other Related Document shall be made without deduction or withholding for any Taxes, except as required by an Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with such Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower or Operating Lessee shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(d)    Payment of Other Taxes by Borrower and Operating Lessee. Borrower and Operating Lessee shall timely pay to the relevant Governmental Authority in accordance with all Requirements of Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(e)    Indemnification by Borrower and Operating Lessee. Borrower and Operating Lessee shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower and/or Operating Lessee by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(f)    Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower or Operating Lessee has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the

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obligation of Borrower and Operating Lessee), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.13 relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this subsection.
(g)    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower or Operating Lessee to a Governmental Authority pursuant to this Section, Borrower or Operating Lessee shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(h)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, Operating Lessee and Administrative Agent, at the time or times reasonably requested by Borrower, Operating Lessee or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower, Operating Lessee or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower, Operating Lessee or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower, Operating Lessee or Administrative Agent as will enable Borrower, Operating Lessee or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that Borrower and/or Operating Lessee is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to Borrower, Operating Lessee and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower, Operating Lessee or Administrative Agent), 2 executed originals of IRS Form W-9 (or any

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successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower, Operating Lessee and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower, Operating Lessee or Administrative Agent), whichever of the following is applicable:
(A)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    executed originals of IRS Form W-8ECI;
(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower or Operating Lessee within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(D)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

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(E)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower, Operating Lessee and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower, Operating Lessee or Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower, Operating Lessee or Administrative Agent to determine the withholding or deduction required to be made; and
(C)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower, Operating Lessee and Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by Borrower, Operating Lessee or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower, Operating Lessee or Administrative Agent as may be necessary for Borrower, Operating Lessee and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower, Operating Lessee and Administrative Agent in writing of its legal inability to do so.
(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 8.15 (including by the payment of additional amounts pursuant to this Section 8.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties,

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interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i) Survival. Each party’s obligations under this Section 8.15 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Portions and the repayment, satisfaction or discharge of all obligations under any Loan Document.
8.16    [Intentionally omitted.]
8.17    Subordination of Management Agreement.
(a)    Borrower and Operating Lessee shall cause Manager to enter into the Management Agreement Subordination as of the Effective Date.
(b)    Administrative Agent may condition its approval of any new Management Agreement with a Replacement Manager upon such Replacement Manager entering into a subordination agreement similar to the Management Subordination Agreement and acceptable to Administrative Agent in its reasonable discretion.
8.18    Maintenance DSCR Hurdle.
(a)    DSCR shall be tested as of each DSCR Test Date (and Borrower shall deliver the DSCR Certificate as and when required pursuant to Section 9.2).
(b)    In the event (i) of a Maintenance DSCR Failure (ii) Borrower fails to deliver any DSCR Certificate as and when required pursuant to Section 9.2, then commencing on the 5th day of the month immediately following the DSCR Certificate Date on which such Maintenance DSCR Failure was reported (or on which Borrower failed to deliver such DSCR Certificate) (the “Cash Flow Sweep Commencement Date”), and continuing on the 5th day of each month thereafter until the occurrence of a Cash Flow Sweep Termination Event (as defined below), all Excess Cash Flow on deposit in the Collection Account shall be swept into the DSCR Reserve Account (the “Cash Flow Sweep”). Upon the occurrence of a Default, Administrative Agent may, at Administrative Agent’s election from time to time, apply any funds on deposit in the DSCR Reserve Account to pay any amounts due and payable under the Loan Documents or to pay down the principal balance of the Loan. Provided no Default is continuing, upon a Cash Flow Sweep Distribution Event, all funds on deposit in the DSCR Reserve Account shall be disbursed to the Distribution Account. As used in this Section, (i) “Cash Flow Sweep Termination Event” means, (A) in the event of a Maintenance DSCR Failure, as of any date, the Property has achieved a DSCR of 1.45:1.00 for

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two (2) immediately preceding consecutive calendar quarters, calculated with deduction of the amounts on deposit in the DSCR Reserve Account from the Loan amount and (B) in the event the Cash Flow Sweep was caused solely by Borrower’s failure to deliver a DSCR Certificate as and when required pursuant to Section 9.2, receipt of the DSCR Certificate evidencing that a Maintenance DSCR Failure had not occurred as of the date such delivery was required, and (ii) “Cash Flow Sweep Distribution Event” means the Property has achieved a DSCR of 1.45:1.00 for two (2) immediately preceding consecutive calendar quarters, without deduction of the amounts on deposit in the DSCR Reserve Account from the Loan amount.
8.19    Ownership and Control of Borrower. Borrower and Operating Lessee shall at all times be Controlled by Guarantor and the Minimum Equity Requirement shall be satisfied at all times.
8.20    Liens. Neither Borrower nor Operating Lessee shall, without the prior written consent of Administrative Agent, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except (a) liens created by or permitted pursuant to the Loan Documents and (b) liens for taxes not yet delinquent, unless any such lien is bonded or discharged within thirty (30) days after Borrower or Operating Lessee first receives notice thereof. Neither Borrower nor Operating Lessee shall permit any member of Borrower or Operating Lessee to pledge or otherwise encumber its interest in Borrower or Operating Lessee.
8.21    Dissolution. Neither Borrower nor Operating Lessee shall dissolve, terminate its existence, liquidate, merge with or consolidate into another Person.
8.22    Material Contracts. Except with respect to the Operating Lease as provided in Section 8.31 or the Management Agreement as provided in Section 8.8, and excluding the Collective Bargaining Agreement, neither Borrower nor Operating Lessee shall do any of the following without the Administrative Agent’s prior written consent: (a) enter into, surrender or terminate any other Material Contract (provided that Administrative Agent’s consent shall not be required for Borrower, Operating Lessee, Employer Company or any successor entity to enter into any modification or amendment to, or replacement of, the Collective Bargaining Agreement after the Effective Date); or (b) reduce or extend the term of, increase the charges or fees payable by such Loan Party under, decrease the charges or fees payable to such Loan Party under, or otherwise modify or amend in any material respect, any other Material Contract. Promptly upon Borrower or Operating Lessee entering into any Material Contract or any Major Lease, Borrower and Operating Lessee shall deliver a copy thereof to Administrative Agent.
8.23    Indebtedness; Negative Pledge. Neither Borrower nor Operating Lessee shall:
(a)    assume, create, incur or suffer to exist any Indebtedness to the Guarantor or any of its Subsidiaries unless such Indebtedness is fully unsecured and subordinated to the Obligations on terms satisfactory to the Administrative Agent; or
(b)    assume, incur or suffer to exist any Indebtedness other than (i) as permitted in clause (a), (ii) the Obligations, (iii) trade payables and equipment leases that are normal and customary both as to their terms and as to their amounts, and which, in all events, do not exceed $3,000,000

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in the aggregate, unless previously approved by Lender in writing, (iv) purchase money indebtedness and capital lease obligations incurred in the ordinary course of business but in no event shall the annual scheduled debt service on such indebtedness or obligations exceed the aggregate amount of $250,000, (v) Taxes not yet due and payable or delinquent or which are being diligently contested in good faith in accordance with Section 12.7, (vi) amounts payable in the ordinary course of business (and not as a result of Borrower or Operating Lessee’s delinquency or default) pursuant to Permitted Liens, or (vii) such other unsecured indebtedness approved by Administrative Agent in its sole discretion; or
(c) permit any Collateral or any direct or indirect ownership interest of the Borrower or Operating Lessee, as applicable, to be subject to a Negative Pledge.
8.24    Transactions with Affiliates. Neither Borrower nor Operating Lessee shall enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Loan Party, except (a) as set forth on Schedule 8.24, or (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or Operating Lessee and upon fair and reasonable terms which are no less favorable to such Borrower or Operating Lessee than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.
8.25    Amendments To Organizational Documents. Neither Borrower or Operating Lessee shall amend, modify, restate or supplement any of their formation or organizational documents except to the extent necessary to reflect any Transfer of equity interests permitted hereunder or to reflect any change in capital accounts, contributions, distributions, allocations or other provisions that do not and could not reasonably be expected to have a Material Adverse Effect and provided that each such Person remains in compliance with the terms of this Agreement, including Section 8.33.
8.26    Further Assurances. Upon Administrative Agent’s request and at Borrower’s sole cost and expense, Borrower and Operating Lessee shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as determined by Administrative Agent, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.
8.27    Assignment. Without the prior written consent of Administrative Agent and all of the Lenders, neither Borrower nor Operating Lessee shall assign its interests under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.
8.28    Interest Rate Protection. On or prior to the Effective Date, Borrower shall (i) enter into a LIBOR Cap with an Acceptable Counterparty, with a notional amount not less then outstanding balance of the Loan; (ii) a term expiring on the Original Maturity Date; and (iii) a strike price of no greater than four percent (4%). In addition, Borrower shall be required to obtain a LIBOR Cap as a condition to Borrower’s right to exercise an Option to Extend (as more specifically described in Section 2.11). If Borrower purchases the LIBOR Cap from any Acceptable Counterparty other than Wells Fargo Bank, National Association, such LIBOR Cap

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shall not be secured by the Collateral in any manner whatsoever, and Borrower shall collaterally assign all of Borrower’s right, title and interest to receive any and all payments under the LIBOR Cap to Administrative Agent, for the benefit of Lenders, pursuant to a separate Collateral Assignment of Interest Rate Protection Agreement (in form and substance acceptable to Administrative Agent), and shall deliver to Administrative Agent executed counterparts of such LIBOR Cap (which shall, by its terms, authorize the assignment to Administrative Agent).
8.29    Property Transfers.
(a)    Prohibited Property Transfers. Neither Borrower nor Operating Lessee shall cause or permit any Transfer of all or any part of or any direct or indirect legal or beneficial interest in the Property or the Collateral (collectively, a “Prohibited Property Transfer”), including, without limitation, (i) a Lease of all or a material part of the Property for any purpose other than actual occupancy by a space tenant; and (ii) the Transfer of all or any part of Borrower’s and/or Operating Lessee’s right, title and interest in and to any Lease or lease payments.
(b)    Permitted Property Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer: (i) a Transfer which is expressly permitted under this Agreement; (ii) a Lease which is permitted under the terms of the Loan Documents; and (iii) the sale or other disposal of inventory in the ordinary course of business.
8.30    Equity Transfers.
(a)    Prohibited Equity Transfers. Except as permitted below in this Section 8.30, neither Borrower nor Operating Lessee shall cause or permit any Transfer of any direct or indirect legal or beneficial interest (collectively, a “Prohibited Equity Transfer”) in Borrower or Operating Lessee (each, a “Restricted Party”), including without limitation, (i) if a Restricted Party is a corporation, any merger, consolidation or other Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (ii) if a Restricted Party is a limited partnership, limited liability partnership, general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (iii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new non-managing membership interests; or (iv) if a Restricted Party is a trust, any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.
(b)    Permitted Equity Transfers. Notwithstanding the foregoing, no Transfers shall be deemed to be a Prohibited Equity Transfer so long as Guarantor retains Control of each Restricted Party, the Minimum Equity Requirement remains satisfied following such Transfer and the transferee with respect to any such Transfer is not a Disqualified Entity. Notwithstanding any provision in this Agreement or any other Loan Document, but subject to the provisions of Section

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8.19, nothing contained herein or therein shall be deemed to restrict or otherwise interfere with (i) a Permitted Revolver Loan Transfer or (ii) the ability of the holders of direct or indirect legal, Beneficial or equitable interests in the Guarantor to Transfer such interests, whether in connection with an initial public offering of shares in Guarantor or the Persons owning direct or indirect equity interests therein or otherwise (but the provisions of Section 10.3 shall apply in the event of any Transfer of direct or indirect interests in Guarantor, whether pursuant to (i) or (ii) or otherwise).
(c)    Certificates of Ownership. In order to verify the requirements of this Section 8.30 below, Borrower shall deliver to Administrative Agent, at any time and from time to time, not more than five (5) Business Days after Administrative Agent’s written request therefor, a certificate, in form acceptable to Administrative Agent, signed and dated by Borrower, listing the names of all Persons holding direct or indirect legal or beneficial interests in the Property or any Loan Party and the type and amount of each such interest; provided, however, that such requirement shall not apply to holders of units in Guarantor to the extent that such units consist, in the aggregate, of less than 2% of the entire equity interest in such entity and Borrower and Operating Lessee continue to be Controlled by Guarantor as provided in Section 8.19.
8.31    Operating Lease.
(a)    Each of Borrower and Operating Lessee hereby agree that the Operating Lease and all right, title and interest of Operating Lessee thereunder are and shall be subject and subordinate to the lien of the Security Instrument and the Loan, including, without limitation, any and all fees and reimbursable expenses and other sums payable to Borrower under the Operating Lease.
(b)    Upon (a) the occurrence of a Default or (b) a foreclosure of the Security Instrument or the acceptance by Lender of a deed in lieu of foreclosure, notwithstanding the rights of Lender (or its successor) under subsection (c) below, Lender (or its successor) may in its sole and absolute discretion, elect to terminate the Operating Lease, and Operating Lessee agrees that such termination may be made without payment of any termination fees, liquidated damages or other fees and charges under the Operating Lease. Upon any such termination of the Operating Lease by Lender (or its successor), Operating Lessee shall promptly remit to Lender (or its successor) an accounting of, and all sums then held in, any accounts maintained by Operating Lessee under the Operating Lease. Operating Lessee hereby acknowledges that none of such sums shall be delivered to Borrower upon any such termination of the Operating Lease by Lender (or its successor). Upon any such termination, Operating Lessee shall afford to Lender (or its successor) all rights and benefits provided to Operating Lessee under the Operating Lease, including, without limitation, cooperating with and assisting Lender (or its successor) to effect a smooth transition of operational control, and assigning to Lender (or its successor) all operating licenses and permits for the Property then issued in Operating Lessee’s name and which may be assigned or transferred. If such assignment of licenses and permits is not permitted under applicable law, Operating Lessee shall cooperate with, and provide assistance to, Lender (or its successor) in its efforts to obtain food, liquor and other licenses and permits for the normal use and operation of the Property. Upon the written request of Lender (or its successor), Operating Lessee shall

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periodically execute and deliver a statement, in a form reasonably satisfactory to Lender (or its successor), reaffirming Operating Lessee’s obligation to attorn as set forth in this Section 8.31.
(c)    To the extent Operating Lessee’s interest in the Operating Lease is not merged with title to the Property at foreclosure or otherwise, Operating Lessee agrees that, upon a foreclosure of the Security Instrument or the acceptance by Lender of a deed in lieu of foreclosure, provided that the Operating Lease has not expired or otherwise been earlier terminated in accordance with its terms for reasons other than such foreclosure, Operating Lessee shall attorn to Lender (or its successor), as the case may be, and shall remain bound by all of the terms, covenants and conditions of the Operating Lease, for the balance of the remaining term thereof (and any renewals thereof which may be effected in accordance with the Operating Lease) with the same force and effect as if Lender (or its successor) were the landlord under the Operating Lease and without the payment by Lender (or its successor) of any fees arising from such succession to the interests of Borrower. Such attornment shall be effective and self-operative as an agreement between Operating Lessee and Lender (or its successor) without the execution of any further instruments on the part of any party; provided, however, that at Lender’s (or its successor’s) request, Operating Lessee shall execute an instrument confirming such attornment.
(d)    So long as the Operating Lease remains fully subordinate to the Lien of the Security Instrument, Borrower and Operating Lessee shall be permitted to amend the Operating Lease to (i) extend the term of the Operating Lease, (ii) increase the rent payable thereunder or (iii) reduce the rent payable thereunder.
8.32    Distributions. Neither Borrower nor Operating Lessee shall distribute any funds of Borrower or Operating Lessee to any member of Borrower or Operating Lessee at any time during the continuance of a Default.
8.33    Special Purpose Entity Status. Borrower and Operating Lessee hereby represents, warrants and covenants to Lender, with regard to Borrower or Operating Lessee, as applicable, the following:
(a)    Limited Purpose. The sole purpose to be conducted or promoted by Borrower and Operating Lessee since its organization is to engage in the following activities: (i) to acquire, own or lease (as applicable), operate, manage, maintain, develop and improve, the Property as a hotel; (ii) to enter into and perform its obligations under the Loan Documents or other loan documents entered into in connection with previous financing transactions; (iii) to sell, transfer, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property owned or leased by Borrower or Operating Lessee, respectively, to the extent permitted under the Loan Documents or other loan documents entered into in connection with previous financing transactions; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes (including the entering into of interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements).

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(b)    Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower or Operating Lessee, neither Borrower nor Operating Lessee shall (i) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person; (ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section; (iii) incur, create or assume any Indebtedness which is not otherwise expressly permitted under the Loan Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except (A) as otherwise permitted under this Agreement, and (B) that Borrower and Operating Lessee may invest in those investments permitted under the Loan Documents; (v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s or Operating Lessee’s business, as applicable; (vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); (vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity; (vii) own any asset or property other than the Property and incidental personal property necessary for the ownership or operation of the Property; or (viii) take any material action without the unanimous written approval of all members of Borrower or Operating Lessee, as applicable.
(c)    Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, each of Borrower and Operating Lessee represents and warrants that in the conduct of its operations since its organization each of Borrower and Operating Lessee has observed certain separateness covenants and from the date hereof will observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other Person; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (vi) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that Borrower’s assets may be included in a consolidated financial statement of its’ Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s, or Operating Lessee’s (as applicable), assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person; (vii) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (viii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates; (ix) not enter into any transaction with any Affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (x) conduct business in its own name, and use separate stationery, invoices and checks bearing its own name; (xi) not commingle its assets or funds with those of any other Person; (xii) not assume, guarantee or pay the debts or obligations of any other Person; (xiii) correct any known misunderstanding as to its separate identity; (xiv) not permit any Affiliate to guarantee or pay its

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obligations (other than limited guarantees and indemnities set forth in the Loan Documents); (xv) not make loans or advances to any other Person, except as expressly permitted in this Agreement; (xvi) pay its liabilities and expenses out of and to the extent of its own funds; (xvi) maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower or Operating Lessee; and (xviii) cause the managers, officers, employees, agents and other representatives of Borrower or Operating Lessee, as applicable, to act at all times with respect to Borrower or Operating Lessee, consistently and in furtherance of the foregoing and in the best interests of Borrower or Operating Lessee.
Failure of any Borrower or Operating Lessee to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of any Borrower, Operating Lessee or Employer Company as a separate legal entity.
(d)    SPE Covenants in Borrower and Operating Lessee Organizational Documents. Borrower and Operating Lessee each covenant and agree to incorporate the provisions contained in this Section into its organizational documents and Borrower and Operating Lessee each agree not to amend, modify or otherwise change its organizational documents with respect to the provisions of this Section.
8.34    Title Policy. During the term of the Loan, Borrower shall deliver to Administrative Agent, within ten (10) days of Administrative Agent’s written request, such additional endorsements to each Title Policy as Administrative Agent may reasonably require with respect to the Property or any portion thereof to evidence or confirm the validity and priority of the Security Instrument over all Liens other than Permitted Liens.
8.35    Compliance with Laws. Borrower and Operating Lessee, as applicable, at all times shall have obtained, all permits, Licenses, exemptions, and approvals necessary to occupy, operate and market the Property, and shall maintain compliance with all governmental requirements applicable to the Property and all other applicable statutes, laws, regulations and ordinances applicable to its organization, existence and transaction of business. Borrower and Operating Lessee shall provide copies of all Licenses and permits identified on Exhibit C hereto (or any renewals thereof, to the extent applicable) to Lender, demonstrating that all such Licenses and permits are then-currently in effect.
8.36    Litigation. Borrower and Operating Lessee shall deliver prompt notice to Administrative Agent of any claims, actions, suits, or proceedings at law or in equity or instituted by any Governmental Authority pending, or, to Borrower’s or Operating Lessee’s knowledge, threatened against or affecting Borrower, Operating Lessee, Employer Company, or Manager or any portion of the Property promptly after Borrower or Operating Lessee first has knowledge thereof, to the extent such claims, actions, suit or proceedings are not disclosed on Schedule 6.6.
8.37    Americans with Disabilities Act Compliance. Borrower and Operating Lessee shall maintain the Property in compliance with the requirements and regulations of the Americans

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with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as hereafter amended. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.
8.38    Financial Condition. All financial statements and information hereafter delivered to Administrative Agent by Borrower, including, without limitation, information relating to the financial condition of Borrower, Operating Lessee, the Property, Guarantor, and/or the partners, joint venturers or members of each of the foregoing, shall fairly and accurately represent the financial condition of the subject thereof and shall be prepared (except as noted therein) in accordance with GAAP consistently applied. Notwithstanding the use of GAAP, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.
8.39    Business Loan. None of the proceeds of the Loan will be used for personal, family or agricultural purposes.
ARTICLE 9
REPORTING COVENANTS
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.11, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.11, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:
9.1    Monthly Reporting. Within thirty (30) days after the end of each calendar month:
(a)    An operating statement for the Property for the preceding calendar month detailing the Gross Operating Revenues and Permitted Operating Expenses, along with the average daily rate, occupancy levels and revenue per available room for such Property, certified as true, correct and complete by a senior officer of the Borrower in the form attached as Exhibit F hereto, acceptable to Administrative Agent, together with: (i) a comparison of the results for such month with (A) the projections for such month contained in the applicable Operating Budget, and (B) the actual results for the same calendar month in the immediately preceding calendar year; (ii) an operating statement showing year-to-date results for the period ending with such month, together with a comparison of such operating statement with (A) the projections for such year-to-date period contained in the applicable Operating Budget and (B) the actual results for the year-to-date period ending with the same month in the immediately preceding calendar year; (iii) an operating statement showing the TTM; (iv) a budget reforecast, in a form acceptable to Administrative Agent in its reasonable discretion, showing actual results to date and a reforecast for the remainder of the current calendar year;

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(b)    The most recent Smith Travel Research STAR Report for the Property, which shall compare the Property to its primary competitive set.
9.2    DSCR Certificate. On each DSCR Certificate Date, Borrower shall deliver to, or cause to be delivered to Administrative Agent, a certificate, in the form attached hereto as Exhibit G, certifying compliance (or failure to comply, as applicable) with the Minimum DSCR Hurdle for the twelve month period ending on the applicable DSCR Test Date (the “DSCR Certificate”).
9.3    Other. Borrower and Operating Lessee shall deliver to, or cause to be delivered to Administrative Agent:
(a)    No later than January 30 of each year during the term of the Loan (i) the annual operating budget for the Property proposed by Manager (each an “Operating Budget”), (ii) the annual FF&E and capital budget for the Property proposed by Manager (each an “Capital Budget”) and (iii) if available from the Manager, the proposed marketing plan for the Property (each an “Marketing Plan”). Borrower and Operating Lessee shall deliver each final Operating Budget, Capital Budget and Marketing Plan approved by Borrower and/or Operating Lessee to Administrative Agent upon receipt thereof. During the continuance of a Default, neither Borrower nor Operating Lessee shall exercise any right of approval with respect to any Operating Budget or Capital Budget without the prior written consent of Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed or otherwise exercised in a manner inconsistent with the Management Agreement.
(b)    From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the Property or the business, assets, liabilities, financial condition, results of operations or business prospects of any Loan Party as the Administrative Agent or any Lender may reasonably request.
9.4    Books and Records. Borrower shall maintain complete books of account and other records for the Property and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Administrative Agent or any Lender upon reasonable prior notice.
ARTICLE 10
DEFAULTS AND REMEDIES
10.1    Default. Each of the following shall constitute an event of default (“Default”), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)    Monetary. Borrower’s failure to pay (i) monthly interest payments, principal amortization payments (if applicable), any Remargin Payment or the principal payable on the Maturity Date when due, or (ii) any other sums or amounts payable under the Note or any of the other Loan Documents within five (5) days after written notice from Administrative Agent that the same are due and payable (unless a longer cure period is expressly provided with respect to such other Obligation); or

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(b)    Performance of Obligations. Borrower’s or Operating Lessee’s failure to punctually and properly perform any obligation other than those set forth in Section 10.1(a) above under any of the Loan Documents on the part of Borrower or Operating Lessee to be performed; provided, however, that if a cure period is specifically provided in the applicable provision giving rise to such obligation, Borrower’s or Operating Lessee’s failure to perform will not constitute a Default until such date as the specified cure period expires; provided, further, however, that if (i) no other cure period is provided with respect to any such obligation and (ii) such obligation is not required to be performed by a date certain, then Borrower and Operating Lessee shall have fifteen (15) days to cure such failure; provided that if such failure cannot be cured within fifteen (15) days, and only so long as Borrower and Operating Lessee are diligently working to cure such failure, Borrower and Operating Lessee shall have thirty (30) days to cure such failure; or
(c)    Use. The prohibition, enjoining or interruption of Borrower’s or Operating Lessee’s right to occupy, use or lease the Property (including, without limitation, any event or action which would preclude the Property from being operated as a “Loews” brand hotel (or the approved brand hotel operated by any Replacement Manager under a Management Agreement approved by Administrative Agent)) for a continuous period of more than thirty (30) days (but excluding casualty or condemnation events with respect to which Borrower and Operating Lessee are repairing or restoring in compliance with the requirements of the Loan Documents); or
(d)    Condemnation; Attachment. (i) The condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property; or (ii) the sequestration or attachment of, or any levy or execution upon any of the Property, any other collateral provided by Borrower under any of the Loan Documents, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or
(e)    Representations and Warranties. (i) The material breach of any representation or warranty of any Borrower or Operating Lessee in any of the Loan Documents; or (ii) any change in the financial condition of any Borrower, Operating Lessee or Guarantor from the financial condition represented to Administrative Agent and Lenders as of the Effective Date which could reasonably be expected to constitute a Material Adverse Effect; or
(f)    Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower, Operating Lessee or Employer Company for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower, Operating Lessee or Employer Company in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s, Operating Lessee’s or Employer Company’s insolvency; (iii) a general assignment by Borrower, Operating Lessee or Employer Company for the benefit of creditors; or (iv) Borrower, Operating Lessee or Employer Company applying for, or the appointment of, a receiver, trustee, custodian or liquidator of such Borrower, Operating Lessee or Employer Company or any of its property (whether owned or leased); or

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(g)    Involuntary Bankruptcy. The failure of Borrower, Operating Lessee or Employer Company to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower, Operating Lessee or Employer Company or in any way restrains or limits Borrower, Operating Lessee, Employer Company, Administrative Agent or Lenders regarding the Loan or the Property, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or thirty (30) days after the date of filing of such involuntary petition; or
(h)    Partners; Guarantors. The occurrence of any of the events specified in Section 10.1(f) or Section 10.1(g) as to any person or entity other than Borrower, Operating Lessee or Employer Company that is an Affiliate of Borrower or Operating Lessee, including, without limitation, any Guarantor, which is in any manner obligated to Lender under the Loan Documents; or
(i)    Loss of Priority. The failure at any time of the Security Instrument to be a valid first lien upon the Property or any portion thereof (subject to liens approved by Administrative Agent); or
(j)    Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about the Property subsequent to the Effective Date. Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Administrative Agent’s sole discretion, have a materially adverse impact on the value of the Property; or
(k)    Security Documents. Any provision of any Security Documents shall for any reason cease to be valid and binding on, enforceable against, any Loan Party, or any Lien created under any Security Document ceases to be a valid and perfected first priority Lien in any of the Collateral purported to be covered thereby.
(l)    Default Under Derivative Contract; Voluntary Termination. The occurrence of a default by Borrower or a termination event with respect to Borrower under any swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and any Lender in connection with the Loan, including without limitation any Derivative Contract, and the LIBOR Cap.
(m)    Default Under Indemnity. The occurrence of a default under the Hazardous Materials Indemnity, dated the date hereof, executed by Indemnitor and Administrative Agent.
(n)    Default Under Guaranty. The occurrence of a default under the Limited Guaranty executed by Guarantor in connection with the Loan, including without limitation, Guarantor’s failure to perform any covenant, condition or obligation thereunder.
(o)    Default Under Operating Lease; Termination or Expiration of Operating Lease. (i) The occurrence of a default under the Operating Lease that extends beyond any applicable cure period provided for therein; or (ii) the expiration of, or failure to extend, the term of the Operating Lease, or the termination of the Operating Lease for any reason without Administrative Agent’s

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prior written consent, in either case, prior to the date that the Obligations have been satisfied in full.
(p)    Default Under Management Agreement. The occurrence of an “event of default” by Operating Lessee under the Management Agreement which “event of default” extends beyond any applicable cure period provided for therein and which can reasonably be expected to have a Material Adverse Effect on the day-to-day operation of the Property.
(q)    Default Under Employer Company Agreement or Collective Bargaining Agreement. The occurrence of an “event of default” by Operating Lessee or Borrower under either of the Employer Company Agreement or Collective Bargaining Agreement which “event of default” extends beyond any applicable cure period provided for therein and which can reasonably be expected to have a Material Adverse Effect on the day-to-day operation of the Property.
(r)    Revocation of Liquor License. The revocation, cancellation, termination, expiration without renewal or replacement or suspension of one or more of the liquor licenses for the hotel located at the Property for a period of thirty (30) days or more.
(s)    SHR REIT Status; SHR Principal Business. SHR shall cease to qualify as a REIT or the principal line of business of SHR shall cease to be the ownership and leasing of (or the investment in entities that own or lease) hotel properties.
(t)    Default Under Pledge Agreement. (i) The material breach of any representation or warranty of SanMon Services, LLC or Employer Company contained in the Pledge Agreement (except that the failure of the representations of Employer Company in Section 6(b), (c), (e) and (g) of the Pledge Agreement shall not constitute a Default hereunder); or (ii) the failure of SanMon Services, LLC or Employer Company to punctually and properly perform any obligation under the Pledge Agreement on the part of SanMon Services, LLC or Employer Company to be performed; provided, however, that Borrower and Operating Lessee shall have fifteen (15) days to cause SanMon Services, LLC and/or Employer Company, as applicable, to cure such failure; provided that if such failure cannot be cured within fifteen (15) days, and only so long as Borrower and Operating Lessee are diligently working to cure such failure, Borrower and Operating Lessee shall have thirty (30) days to cure such failure; or
Notwithstanding the provisions of Sections 10.1(f) or 10.1(g) to the contrary, provided that the conditions set forth in clauses (i) and (ii) below are satisfied and no Material Adverse Effect shall occur in Administrative Agent’s reasonable discretion, no Default shall occur with respect to an event with respect to Employer Company which would otherwise trigger a Default pursuant to Section 10.1(f) or 10.1(g) so long as, during the ninety (90) day period following the date such event occurs (as such period may be extended by Administrative Agent in its sole discretion), Borrower shall have (i) transferred all employees of Employer Company as of the date of such event to Borrower, Operating Lessee or another employer company entity and (ii) if such employees are transferred to a new employer company entity, provide to Administrative Agent a new Pledge Agreement (in substantially similar form as the Pledge Agreement delivered as of the Effective Date) pursuant to which all of the equity interests in such new entity are pledged to Administrative

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Agent and such entity makes certain representations and covenants to Administrative Agent and Lenders.
10.2    Acceleration Upon Default; Remedies. Upon the occurrence of any Default specified in this Article X, Requisite Lenders may, at their sole option, declare all sums owing to Lenders under the Notes, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Administrative Agent may, and at the direction of Requisite Lenders, shall, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Accounts to the sums owing under the Loan Documents and any and all obligations of Lenders to fund further disbursements under the Loan (if any) shall terminate
10.3    Early Acceleration of the Maturity Date. In the event that either (a) SHR ceases to be listed on a national or regional stock exchange; (b) there occurs a “Change of Control” as currently defined in the Revolving Credit Agreement or (c) to the extent the membership interests in Guarantor are pledged, the enforcement or foreclosure of such pledge (any such event an “Early Acceleration Event”), then upon the first such Early Acceleration Event to occur the Maturity Date shall automatically be accelerated to the earlier of (i) two (2) years from the date of such Early Acceleration Event, and (ii) the then current Maturity Date (i.e., the Original Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Third Extended Maturity Date or the Fourth Extended Maturity Date, as applicable) without further extension, and any remaining extension options shall be terminated and cancelled at such time (collectively, the “Early Acceleration Maturity Date”).
10.4    Allocation of Proceeds. If a Default exists and maturity of all or any portion of the Loan has been accelerated or the Maturity Date has occurred, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Loan or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:
(a)    amounts due to the Administrative Agent and the Lenders in respect of expenses due under Section 8.2 until paid in full, and then any fees due hereunder;
(b)    amounts due to the Administrative Agent and the Lenders in respect of Protective Advances;
(c)    payments of interest (i) on the Loan, and (ii) in respect of any Derivative Contract with Administrative Agent or any Lender, in each case to be applied for the ratable benefit of the Lenders in such order as the Lenders may determine in their sole discretion;
(d)    payments of principal on the Loan and termination payments due under any Derivative Contract with Administrative Agent or any Lender, to be applied for the ratable benefit of the Lenders, in such order as the Lenders may determine in their sole discretion;
(e)    amounts due to the Administrative Agent and the Lenders pursuant to Sections 11.12 and 12.1;

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(f)    payments of all other amounts due under any of the Loan Documents and the Derivative Contract, if any, to be applied for the ratable benefit of the Lenders; and
(g)    any amount remaining after application as provided above, shall be paid to Borrowers or whomever else may be legally entitled thereto.
10.5    Disbursements To Third Parties. Upon the occurrence of a Default occasioned by Borrower’s or Operating Lessee’s failure to pay money to a third party as required by this Agreement, Administrative Agent may but shall not be obligated to make such payment on behalf of such Person and Borrower shall immediately repay such funds upon written demand of Administrative Agent. In either case, the Default with respect to which any such payment has been made by Administrative Agent shall not be deemed cured until such repayment has been made by Borrower to Administrative Agent.
10.6    Repayment of Funds Advanced. Any funds expended by Administrative Agent or any Lender in the exercise of its rights or remedies under this Agreement and/or the other Loan Documents shall be payable to Administrative Agent upon demand, together with interest at the rate applicable to the principal balance of the Loan from the date the funds were expended.
10.7    Rights Cumulative, No Waiver. All Administrative Agent’s and Lenders’ rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Administrative Agent or Lenders at any time. Administrative Agent’s or any Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lenders under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Administrative Agent or any Lender to take, or any delay by Administrative Agent or any Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.
ARTICLE 11
THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS
11.1    Appointment and Authorization.
(a)    Each Lender hereby irrevocably appoints and authorizes Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement, the other Loan Documents and Other Related Documents as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs Administrative Agent to enter into the Loan Documents and Other Related Documents for the benefit of Lenders.
(b)    Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement, the Loan

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Documents or the Other Related Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.
(c)    Nothing herein shall be construed to deem Administrative Agent a trustee or fiduciary for any Lender or to impose on Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents or Other Related Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(d)    The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to Administrative Agent pursuant to Article 9. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to Administrative Agent by Borrower, any Loan Party or any other Affiliate of Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.
(e)    As to any matters not expressly provided for by the Loan Documents and Other Related Documents (including, without limitation, enforcement or collection of any of Borrower’s obligations hereunder), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the obligations of Borrower; provided, however, that, notwithstanding anything in this Agreement to the contrary, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Requirements of Law. Not in limitation of the foregoing, Administrative Agent may exercise any right or remedy it or Lenders may have under any Loan Document upon the occurrence of a Potential Default or Default unless the Requisite Lenders have directed Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement, the other Loan Documents, or the Other Related Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all Lenders.
11.2    Wells Fargo as Lender.
Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates

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may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, Administrative Agent and any affiliate may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding Borrower, an Other Loan Party, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them.
11.3    Distribution and Apportionment of Payments. Subject to Section 11.5, payments actually received by Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within two (2) Business Days, provided that Administrative Agent shall pay to Lenders interest thereon, at the lesser of (i) the Federal Funds Rate and (ii) the rate of interest applicable to the Loan, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders. All payments of principal, interest, and other payments under the Loan Documents or Other Related Documents shall be allocated among such Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares in the Loan or otherwise as provided herein or as separately agreed by Administrative Agent and any Lender. Administrative Agent shall promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with this Agreement, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Administrative Agent for the account of Lenders shall not constitute property or assets of Administrative Agent and shall be held by Administrative Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents and the Other Related Documents.
11.4    Default Lenders.
If for any reason any Lender shall become a Defaulting Lender, then, in addition to the rights and remedies that may be available to Administrative Agent or the Borrower under this Agreement or applicable law, such Defaulting Lender’s right to participate in the administration of the Loan, this Agreement and the other Loan Documents, including without limitation, any right to vote in

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respect of, to consent to or to direct any action or inaction of Administrative Agent or to be taken into account in the calculation of Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If for any reason a Lender fails to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrower may have under the immediately preceding provisions or otherwise, Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by Administrative Agent in respect of a Defaulting Lender’s Portion shall not be paid to such Defaulting Lender and shall be held uninvested by Administrative Agent and paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default. The provisions of this section shall apply and be effective regardless of whether a Default occurs, and notwithstanding (a) any other provision of this Agreement to the contrary, or (b) any instruction of Borrower as to its desired application of payments. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement.
11.5    Pro Rata Treatment.
Except to the extent otherwise provided herein, each payment or prepayment of principal of the Loan by Borrower shall be made for the account of Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them, provided that if immediately prior to giving effect to any such payment in respect of the Loan the outstanding principal amount of the Loan shall not be held by Lenders pro rata in accordance with their respective Portions in effect at the time the Loan was made, then such payment shall be applied to the Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loan being held by Lenders pro rata in accordance with their respective Portions; and (c) each payment of interest on the Loan by Borrower shall be made for the account of Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.
11.6    Sharing of Payments, Etc.
Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the obligations of Borrower or Guarantor under the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares in the Loan, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of such obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of such obligations held by it which is greater

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than its Pro Rata Share of the payments on account of such obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with such Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.
11.7    Collateral Matters; Protective Advances.
(a)    Each Lender hereby authorizes Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to a Default, to take any action with respect to any Collateral, Loan Documents or Other Related Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents or Other Related Documents.
(b)    The Lenders hereby authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (i) upon indefeasible payment and satisfaction in full of all of obligations of Borrower hereunder; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders as this Agreement or any other Loan Document may expressly provide). Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.
(c)    Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by Borrower, Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Administrative Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations of Borrower or any Liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

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(d)    The Administrative Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Administrative Agent in this Section or in any of the Loan Documents or Other Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent’s own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to Lenders, except to the extent resulting from its gross negligence or willful misconduct.
(e)    The Administrative Agent may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by Borrower for, Protective Advances during any one calendar year with respect to any Property that is Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $500,000.00. Protective Advances in excess of said sum during any calendar year for any Property that is Collateral shall require the consent of the Requisite Lenders. The Borrower agrees to pay on demand all Protective Advances.
(f)    Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other obligor hereunder under the Loan Documents or the Other Related Documents with respect to exercising claims against or rights in the Collateral without the written consent of Requisite Lenders.
11.8    Post-Foreclosure Plans. If all or any portion of the Collateral is acquired by Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the obligations of Borrower hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as agent, for the ratable benefit of all Lenders. The Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance,

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leasing and sale of such Collateral. In addition, Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. The Lenders acknowledge and agree that if title to any Collateral is obtained by Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.
11.9    Approvals of Lenders. All communications from Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (d) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to Administrative Agent that it specifically objects to the recommendation or determination of Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents or Other Related Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.
11.10    Notice of Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Potential Default unless Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing with reasonable specificity such Default or Potential Default and stating that such notice is a “notice of default”. If any Lender (excluding Lender which is also serving as Administrative Agent) becomes aware of any Default or Potential Default, it shall promptly send to Administrative Agent such a “notice of default”. Further, if Administrative Agent receives such a “notice of default,” Administrative Agent shall give prompt notice thereof to Lenders.

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11.11    Administrative Agent’s Reliance, Etc. Notwithstanding any other provisions of this Agreement, any other Loan Documents or the Other Related Documents, neither Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, Administrative Agent: may consult with legal counsel (including its own counsel or counsel for Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of Borrower or other Persons or inspect the property, books or records of Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of Administrative Agent on behalf of Lenders in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or Other Related Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents or Other Related Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
11.12    Indemnification of Administrative Agent. Regardless of whether the transactions contemplated by this Agreement, the other Loan Documents and Other Related Documents are consummated, each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents or Other Related Documents, any transaction contemplated hereby or thereby or any action taken or omitted by Administrative Agent under the Loan Documents and Other Related Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable

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Amounts to the extent resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to Administrative Agent) incurred by Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents and Other Related Documents, any suit or action brought by Administrative Agent to enforce the terms of the Loan Documents and Other Related Documents and/or collect any obligation of Borrower hereunder, any “lender liability” suit or claim brought against Administrative Agent and/or Lenders, and any claim or suit brought against Administrative Agent and/or Lenders arising under any Hazardous Materials Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by Lenders on the request of Administrative Agent notwithstanding any claim or assertion that Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by Administrative Agent that Administrative Agent will reimburse Lenders if it is actually and finally determined by a court of competent jurisdiction that Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents or Other Related Documents and the termination of this Agreement. If Borrower shall reimburse Administrative Agent for any Indemnifiable Amount following payment by any Lender to Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
11.13    Lender Credit Decision, Etc. Each Lender expressly acknowledges and agrees that neither Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by Administrative Agent hereafter taken, including any review of the affairs of Borrower, any other Loan Party or Affiliate, shall be deemed to constitute any such representation or warranty by Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of Borrower, the other Loan Parties or Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of Borrower, the other Loan Parties and other Persons, its review of the Loan Documents and the Other Related Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice,

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documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents or Other Related Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any other Loan Party of the Loan Documents or Other Related Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, Borrower, any other Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents, Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to Administrative Agent and is not acting as counsel to such Lender.
11.14    Successor Administrative Agent. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents and Other Related Documents by giving written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Potential Default exists, be subject to Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Other Related Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents and the Other Related Documents. Notwithstanding anything contained herein to the contrary, Administrative Agent may assign its rights and duties under the Loan Documents and the Other Related Documents to any of its Affiliates by giving Borrower and each Lender prior written notice.
11.15    No Set-Offs. Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of Borrower, whether or not located in California, could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan.

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Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its affiliates held by such Lender without the prior written approval of Administrative Agent and Requisite Lenders.
ARTICLE 12
MISCELLANEOUS PROVISIONS
12.1    Indemnity.
(a)    Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, and shall pay or reimburse any such Indemnified Party for, any and all losses, claims (including without limitation, Hazardous Materials Claims), damages, liabilities and related expenses (including without limitation, the fees, charges and disbursements of any counsel for any Indemnified Party), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including Borrower, any other Loan Party or any other Subsidiary) other than such Indemnified Party and its Related Parties, arising out of, in connection with, or as a result of (i)  the use or proposed use of the Loan proceeds, (ii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower and Operating Lessee, any other Loan Party or any other Subsidiary, or any Hazardous Materials Claim related in any way to Borrower, Operating Lessee, any other Loan Party or any other Subsidiary, (iii) any actual or prospective claim, litigation, investigation or proceeding (an “Indemnity Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, Operating Lessee, any other Loan Party or any other Subsidiary, and regardless of whether any Indemnified Party is a party thereto, or (iv) any claim (including without limitation, any Hazardous Materials Claims), investigation, litigation or other proceeding (whether or not Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including, without limitation, reasonable attorneys and consultant’s fees; provided, however, that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnified Party.
(b)    If and to the extent that the obligations of Borrower under this Section are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.
(c)    Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.
12.2    Form of Documents. The form and substance of all documents, instruments, and forms of evidence to be delivered to Administrative Agent under the terms of this Agreement and

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any of the other Loan Documents shall be subject to Administrative Agent’s approval and shall not be modified, superseded or terminated in any respect without Administrative Agent’s prior written approval.
12.3    No Third Parties Benefited. No Person other than Administrative Agent, Lenders, and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.
12.4    Notices. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.
12.5    Attorney-in-Fact. Borrower hereby irrevocably appoints and authorizes Administrative Agent, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Administrative Agent’s or Borrower’s name any notices, instruments or documents that Administrative Agent deems appropriate to protect Lenders’ interest under any of the Loan Documents at any time upon the occurrence and during the continuance of a Default.
12.6    Actions. Borrower agrees that Administrative Agent, in exercising the rights, duties or liabilities of Administrative Agent, Lenders, or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, or the Loan Documents and Borrower shall immediately reimburse Administrative Agent upon demand for all such expenses so incurred or paid by Administrative Agent, including, without limitation, attorneys’ fees and expenses and court costs.
12.7    Right of Contest. Borrower may contest in good faith any claim, demand, levy or assessment by any Person other than Administrative Agent or Lenders which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Administrative Agent determines is not prejudicial to Administrative Agent or any Lender, and does not impair the rights of Administrative Agent or any Lender under any of the Loan Documents; and (b) Borrower deposits with Administrative Agent any funds or other forms of assurance which Administrative Agent in good faith determines from time to time appropriate to protect Administrative Agent and each Lender from the consequences of the contest being unsuccessful. Borrower’s strict compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

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12.8    Relationship of Parties. The relationship of Borrower, Operating Lessee, Administrative Agent, and Lenders under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Administrative Agent and Lenders neither undertakes nor assume any responsibility or duty to Borrower or Operating Lessee or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.
12.9    Delay Outside Lender’s Control. No Lender or Administrative Agent shall be liable in any way to Borrower or any third party for Administrative Agent’s or such Lender’s failure to perform or delay in performing under the Loan Documents (and Administrative Agent or any Lender may suspend or terminate all or any portion of Administrative Agent’s or such Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock‑out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Administrative Agent’s or such Lender’s control.
12.10    Attorneys’ Fees and Expenses; Enforcement. If any attorney is engaged by Administrative Agent or any Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Borrower, then Borrower shall immediately pay to Administrative Agent or such Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Administrative Agent or such Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

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12.11    Amendments and Waivers.
(a)    Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Notwithstanding the previous sentence, Administrative Agent, shall be authorized on behalf of all Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.2(c), up to a maximum of three (3) times per calendar year.
(b)    Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of Lenders (or Administrative Agent at the written direction of Lenders), do any of the following:
(i)    increase the commitments of the Lenders;
(ii)    reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, the Loan;
(iii)    reduce the amount of any fees payable to Lenders hereunder;
(iv)    postpone any date fixed for any payment of principal of, or interest on, the Loan (including, without limitation, the Maturity Date) or for the payment of fees or any other obligations of Borrower or Guarantor;
(v)    change the Pro Rata Shares (excluding any change as a result of an assignment of Portions permitted under Section 12.12);
(vi)    amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;
(vii)    modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;
(viii)    release any Guarantor from its obligations under the Guaranty;
(ix)    waive a Default under Section 10.1(a); or

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(x)    release or dispose of any Collateral unless released or disposed of as permitted by, and in accordance with, Section 11.7, or as otherwise expressly permitted under this Agreement.
(c)    Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action, shall affect the rights or duties of Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Default occurring hereunder shall continue to exist until such time as such Default is waived in writing by Administrative Agent in accordance with the terms of this Section, notwithstanding any attempted cure or other action by Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.
12.12    Successors and Assigns.
(a)    Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders (and any such assignment or transfer to which all of Lenders have not consented shall be void).
(b)    Participations. Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Portion or the obligations owing to such Lender hereunder. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Portion, (ii) extend the date fixed for the payment of principal on the Loan or a portion thereof owing to such Lender, (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b), (iv) release all or substantially all of the Collateral without replacement thereof, or (v) changes to Lender voting rights as set forth in this Agreement. Lenders

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shall not participate any interest in the Loan to any natural person, Borrower or Borrower’s Affiliates or Subsidiaries.
(c)    Assignments.
(i)    Any Lender may, subject to subsection (ii) below, at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Note; provided, however, (i) any partial assignment shall be in an amount at least equal to $10,000,000.00 and after giving effect to such assignment the assigning Lender retains a Portion, or if the Portions have been terminated, holds a Note having an outstanding principal balance, of at least $10,000,000.00, and (ii) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Portion as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangement so the new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500.00. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective Affiliates or subsidiaries. Notwithstanding the foregoing, no Lender may assign or participate any interest in the Loan to Borrower or an Affiliate or Subsidiary of Borrower.
(ii)    No consent shall be required for any assignment except to the extent required by this subsection and, in addition:
(A)    the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Potential Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Portion if such assignment is to a Person that is not already a Lender with a Portion, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender.
(d)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Portions of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the

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terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(e)    Tax Withholding. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, shall furnish Administrative Agent and Borrower with a properly completed executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and either Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder. At all times each Lender shall own or beneficially own a Note, such Lender shall (i) promptly provide to Administrative Agent and Borrower a new Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Lender, and (ii) comply at all times with all applicable United States laws and regulations, including all provisions of any applicable tax treaty, with regard to any withholding tax exemption claimed with respect to any payments on the Loan. If any Lender cannot deliver such form, then Borrower may withhold from payments due under the Loan Documents such amounts as Borrower is able to determine from accurate information provided by such Lender are required by the Internal Revenue Code.
(f)    Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligation thereunder.
(g)    Information to Assignee, Etc. A Lender may furnish any information concerning Borrower, any subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants). In connection with such negotiation, execution and delivery, Borrower authorizes Administrative Agent and Lenders to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.
(h)    USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender or Participant shall provide to the Administrative Agent, its name, address, tax identification number and/or such other

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identification information as shall be necessary for the Administrative Agent to comply with federal law.
12.13    Capital Adequacy. If any Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s or such Participant’s or such corporation’s Portion or its making or maintaining Loans below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or corporation with regard to capital), then the Borrower shall, from time to time, within thirty (30) calendar days after written demand by such Lender or such Participant, pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder.
12.14    Lender’s Agents. Administrative Agent and/or any Lender may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement, any of the other Loan Documents and Other Related Documents. Any reference to Administrative Agent or any Lender in any of the Loan Documents or Other Related Documents shall include Administrative Agent’s and such Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Administrative Agent or such Lender in reimbursement of such costs, as applicable.
12.15    Tax Service. Administrative Agent, on behalf of Lenders, is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Administrative Agent.
12.16    WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY THEN-APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN

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EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.
12.17    Severability. If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents, provided, however, that if the rate of interest or any other amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectibility therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.
12.18    Time. Time is of the essence of each and every term of this Agreement.
12.19    Headings. All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.
12.20    Governing Law.
(a)    THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, THE RELATIONSHIP OF THE PARTIES HEREUNDER AND THEREUNDER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS) WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF

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ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT, ANY LENDER, BORROWER, OR OPERATING LESSEE ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT ADMINISTRATIVE AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER AND OPERATING LESSEE EACH WAIVE ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER AND OPERATING LESSEE EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER AND OPERATING LESSEE EACH DO HEREBY DESIGNATE AND APPOINT:
Corporation Service Company
1180 Avenue of the Americas, Suite 210
New York, NY 10036

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER AND OPERATING LESSEE (I) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

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12.21    Integration; Interpretation. The Loan Documents and Other Related Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents and Other Related Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents or Other Related Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent in writing.
12.22    Joint and Several Liability. The liability of Borrower and Operating Lessee (except to the extent that the liability of Operating Lessee is limited by Section 12.28) under this Agreement and the other Loan Documents shall be joint and several.
12.23    Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
12.24    Electronic Delivery of Certain Information.
(a)    Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article II and (B) Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the certificate required by Section 9.2 to Administrative Agent and shall deliver paper copies of any documents to Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender. Except for the certificates required by Section 9.2, Administrative Agent

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shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.
(b)    Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by Administrative Agent pursuant to the procedures provided to Borrower by Administrative Agent.
12.25    Public/Private Information. Borrower and Operating Lessee shall each cooperate, with Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of Borrower or the other Loan Parties. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of Borrower or the other Loan Parties to Administrative Agent and Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to Borrower, the other Loan Parties and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.
12.26    USA Patriot Act Notice; Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and Borrower and Operating Lessee each shall provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
12.27    Syndication Cooperation. Administrative Agent and Lenders, shall have the unfettered right to sell, assign, transfer, encumber, pledge or otherwise dispose of, participate or syndicate the Loan, in whole or in part either contemporaneously with the closing thereof or thereafter. In addition, Administrative Agent and Lenders may sell or syndicate all or a portion of the Loan by certificates, participations, securities or pari passu notes evidencing whole or component interests therein, through one or more public or private offerings, including, without limitation, a “securitization” or “syndication”. Borrower, Operating Lessee and Guarantor shall cooperate with Administrative Agent, Lenders, and their affiliates with any such transaction by, without limitation, cooperating with the following upon request, either before or after closing as applicable: (a) separating the Loan into two or more separate notes and/or participation interests including, but not limited to, separate senior and junior notes, participations or components. Such notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates equals the Effective Rate as of the closing of the Loan. Partial prepayments of principal may cause the weighted average interest rate to change over time due to the non pro-rata allocation of such prepayments between any such separate notes, participations or

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components; (b) obtaining ratings from two or more rating agencies; (c) making or causing to be made non-material changes or modifications to the Loan documentation, organizational documentation, opinion letters and other documentation; (d) reviewing and assisting in the preparation of offering materials (including a confidential information memorandum) relating to the Property, any other Collateral, Borrower, Operating Lessee, Guarantor, and the Loan and making with regard to such offering materials certain indemnifications, representations and warranties (including a standard Rule 10b-5 representation and warranty) in both a customary authorization to distribute (to be signed by Borrower) and the Loan Documents; and (f) delivering updated information on Borrower, Operating Lessee, Guarantor, and the Property and any other Collateral. In connection with any syndication of the Loan, Wells Fargo Bank, National Association shall be the Administrative Agent and Wells Fargo Securities, LLC or one of its affiliates, shall serve as sole lead arranger and sole bookrunner with exclusive responsibility for arranging and managing such syndication. The financial institutions included in the syndicate of lenders shall be chosen by Administrative Agent in consultation with Borrower and the rights (including without limitation consent, waiver and amendment approval rights) and obligations of “Lender” hereunder and under the Loan documents shall be shared among the syndicate lenders and the Administrative Agent as agreed by such parties.
12.28    Operating Lessee – No Liability. Administrative Agent and Lenders hereby acknowledge that Operating Lessee is not liable for the indebtedness evidenced by the Notes.
12.29    Restatement. Borrower acknowledges that this Agreement amends and restates the Original Loan Agreement and that such amendment and restatement shall not cause or constitute a novation.

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Loan No. 1005062

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date appearing on the first page hereof.
“ADMINISTRATIVE AGENT”
WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/: Anand J. Jobanputra
Name:     Anand J. Jobanputra
Title:     Vice President
Administrative Agent’s Address:
Wells Fargo Bank, National Association
301 South College Street, 4th floor
Charlotte, North Carolina 28202
Attention: Anand Jobanputra
Loan No. 1005062

With a copy to:
Wells Fargo Bank, National Association
301 South College Street, 4th Floor
Charlotte, North Carolina 28202
Attention: Katherine Vlaich
Loan No. 1005062

[Signatures continue on the following page.]

Loan No. 1005062

“BORROWER”
NEW SANTA MONICA BEACH HOTEL, L.L.C.,
a Delaware limited liability company
By:    /s/: Jonathan P. Stanner
Name:    Jonathan P. Stanner
Title: Vice President, Capital Markets,
    Acquisitions & Treasurer
Borrower’s Address
New Santa Monica Beach Hotel, L.L.C.
c/o Strategic Hotel & Resorts, Inc.
200 W. Madison St., Suite 1700
Chicago, Illinois 60606
Attention: General Counsel
Fax No.: (312) 658-5000

With a copy to:

Perkins Coie LLP
131 S. Dearborn St.
Chicago, Illinois 60603
Attention: Bruce Bonjour, Esq.
Telephone:    (312) 324-8650
Facsimile:    (312) 324-9650

[Signatures continue on the following page.]

Loan No. 1005062

“OPERATING LESSEE”
DTRS SANTA MONICA, L.L.C.,
a Delaware limited liability company
By:    /s/: Jonathan P. Stanner
Name:    Jonathan P. Stanner
Title: Vice President, Capital Markets, Acquisitions
    & Treasurer
Operating Lessee’s Address
DTRS Santa Monica, L.L.C.
c/o Strategic Hotel & Resorts, Inc.
200 W. Madison St., Suite 1700
Chicago, Illinois 60606
Attention: General Counsel
Fax No.: (312) 658-5000

With a copy to:

Perkins Coie LLP
131 S. Dearborn St.
Chicago, Illinois 60603
Attention: Bruce Bonjour, Esq.
Telephone:    (312) 324-8650
Facsimile:    (312) 324-9650

[Signatures continue on the following page.]

Loan No. 1005062

“LENDER”
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/: Anand J. Jobanputra
Name: Anand J. Jobanputra
Title: Vice President
Lender’s Address:
Wells Fargo Bank, National Association
301 South College Street, 4th floor
Charlotte, North Carolina 28202
Attention: Anand Jobanputra
Loan No. 1005062

With a copy to:
Wells Fargo Bank, National Association
301 South College Street, 4th Floor
Charlotte, North Carolina 28202
Attention: Katherine Vlaich
Loan No. 1005062

[End of Signatures.]

Loan No. 1005062

SCHEDULE 1.1(a)
MANAGER’S ACCOUNTS
Schedule 1.1(a) to Amended and Restated Loan Agreement by and among NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company, DTRS SANTA MONICA, L.L.C., a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of May 29, 2014.

Account	Bank Name	Account Number
Operating Account	Wells Fargo Bank, N.A.
Disbursement Account	Wells Fargo Bank, N.A.
Credit Card Account	Wells Fargo Bank, N.A.
Insurance/Property Tax	Wells Fargo Bank, N.A.
FF&E Account	Wells Fargo Bank, N.A.

Schedule 1.1(a)

Loan No. 1005062

SCHEDULE 1.1(b)
LENDERS’ PORTIONS
Schedule 1.1(b) to Amended and Restated Loan Agreement by and among NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company, DTRS SANTA MONICA, L.L.C., a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of May 29, 2014.

Lender	Portion	Pro Rata Share
WELLS FARGO BANK, NATIONAL ASSOCIATION	$120,000,000	100%
TOTALS	$120,000,000	100%

Schedule 1.1(b)

Loan No. 1005062

SCHEDULE 1.1(c)
PERMITTED LIENS
Schedule 1.1(c) to Amended and Restated Loan Agreement by and among NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company, DTRS SANTA MONICA, L.L.C., a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of May 29, 2014.
None.

Schedule 1.1(c)

Loan No. 1005062

SCHEDULE 1.1(d)
REPLACEMENT MANAGER ENTITIES
Schedule 1.1(d) to Amended and Restated Loan Agreement by and among NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company, DTRS SANTA MONICA, L.L.C., a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of May 29, 2014.
Hilton Hotels Corporation
Hyatt Hotel Corporation
InterContinental Hotel Group
Starwood Hotels & Resorts
Marriott International
KSL Partners
Loews Hotel
Fairmont Hotels
Four Seasons Ltd.

Schedule 1.1(d)

Loan No. 1005062

SCHEDULE 6.6
LITIGATION
Schedule 6.6 to Amended and Restated Loan Agreement by and among NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company, DTRS SANTA MONICA, L.L.C., a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of May 29, 2014.
None.

Schedule 6.6

Loan No. 1005062

SCHEDULE 8.24
AFFILIATE TRANSACTIONS
Schedule 8.24 to Amended and Restated Loan Agreement by and among NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company, DTRS SANTA MONICA, L.L.C., a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of May 29, 2014.
None.

Schedule 8.27

Loan No. 1005062

EXHIBIT A
DESCRIPTION OF PROPERTY
Exhibit A to Amended and Restated Loan Agreement by and among NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company, DTRS SANTA MONICA, L.L.C., a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of May 29, 2014.
All that certain real property located in the City of Santa Monica, County of Los Angeles, State of California, described as follows:
LOTS 23 TO 26 INCLUSIVE OF SCOTT'S ADDITION TO SANTA MONICA, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7, PAGE(S) 58 AND 59 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AND LOTS 44 TO 61 INCLUSIVE OF THE CARL F. SCHADER SEASIDE TERRACE, AS PER MAP RECORDED IN BOOK 17 PAGES 10 AND 11 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH THAT CERTAIN 18 FOOT STRIP OF LAND, VACATED SHOWN AS "AUTOWAY" ADJACENT TO LOTS 51 TO 57 INCLUSIVE OF THE LAST MENTIONED TRACT AS SHOWN ON THE MAP OF SAID LAST MENTIONED TRACT AND LOT 6 OF TRACT 542 AS PER MAP RECORDED IN BOOK 17 PAGE 7 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
SAID PROPERTY ALSO BEING DESCRIBED AS FOLLOWS:
BEGINNING AT THE MOST EASTERLY CORNER OF SAID LOT 23 OF SCOTT'S ADDITION TO SANTA MONICA, AS PER MAP RECORDED IN BOOK 7 PAGES 58 AND 59 OF MISCELLANEOUS RECORDS, IN SAID RECORDER'S OFFICE; THENCE ALONG THE NORTHEASTERLY LINE OF SAID LOTS 23 TO 26 INCLUSIVE OF SAID SCOTT'S ADDITION AND ALONG THE NORTHEASTERLY LINE OF THAT CERTAIN AUTOWAY 18 FEET IN WIDTH AND OF LOTS 51 AND 50 OF THE CARL F. SCHADER SEASIDE TERRACE AS PER MAP RECORDED IN BOOK 17 PAGES 10 AND 11 OF MAPS, IN SAID RECORDER'S OFFICE, N44°19'00"W 398.00 FEET TO THE MOST NORTHERLY CORNER OF SAID LOT 50; THENCE ALONG THE NORTHWESTERLY LINE OF SAID LOTS 44 TO 50 INCLUSIVE OF SAID CARL F. SCHADER SEASIDE TERRACE, S45°43'05"W 280.99 FEET TO THE MOST WESTERLY CORNER OF SAID LOT 44; THENCE ALONG THE SOUTHWESTERLY LINES OF SAID LOTS 44 TO 61 INCLUSIVE OF SAID CARL F. SCHADER SEASIDE TERRACE AND THE SOUTHWESTERLY LINE OF SAID LOT 6 OF TRACT NO. 542. AS PER MAP RECORDED IN BOOK 17 PAGE 7 OF MAPS, IN SAID RECORDERS OFFICE, S41°13'30" E 398.57 FEET TO THE MOST SOUTHERLY CORNER OF SAID LOT 6; THENCE ALONG THE SOUTHEASTERLY LINE OF SAID LOT 6 OF TRACT NO. 542 AND THE SOUTHEASTERLY LINE OF SAID LOT 23 OF SCOTT'S ADDITION TO SANTA MONICA, N45°43'03"E 302.49 FEET TO SAID POINT OF BEGINNING.

Exhibit A

Loan No. 1005062

EXHIBIT B
DOCUMENTS
Exhibit B to Amended and Restated Loan Agreement by and among NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company, DTRS SANTA MONICA, L.L.C., a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of May 29, 2014.

1.
Loan Documents. The documents listed below, numbered 1.1 through 1.10, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	Each Note of even date herewith in the original principal amount of the respective Lender’s Portion made by Borrower payable to the order of each Lender.

1.3
Amended and Restated Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, executed by Borrower, as Trustor, for the benefit of Administrative Agent, as Beneficiary, for itself and for the benefit of the Lenders.

1.4	Amended and Restated Collateral Assignment of Contracts and Licenses dated as of even date herewith.

1.5	Amended and Restated Pledge Agreement made by SanMon Services, LLC and Employer Company in favor of Administrative Agent for the benefit of the Lenders.

1.6	Conditional Assignment of Management Agreement made by Operating Lessee and Borrower in favor of Administrative Agent for the benefit of the Lenders.

1.7	Amended and Restated Cooperation Agreement made by Operating Lessee and Borrower in favor of Administrative Agent for the benefit of the Lenders.

1.8	Uniform Commercial Code National UCC Financing Statement (Form UCC-1) naming Borrower as Debtor and Administrative Agent as Secured Party.

1.9	Uniform Commercial Code Fixture Filing (Form UCC-1) naming Operating Lessee as Debtor and Administrative Agent as Secured Party.

1.10	Disbursement Instruction Agreement of even date herewith.

Exhibit B – Page 1

Loan No. 1005062

Other Related Documents (Which Are Not Loan Documents):

i.	Amended and Restated Limited Guaranty of even date herewith executed by Guarantor in favor of Administrative Agent, for itself and for the benefit of the Lenders.

ii.	Amended and Restated Hazardous Materials Indemnity Agreement (Unsecured) of even date herewith executed by Indemnitor in favor of Administrative Agent, for itself and for the benefit of the Lenders.

iii.	Opinion of Borrower’s Legal Counsel given by Perkins Coie LLP.

Exhibit B – Page 2

Loan No. 1005062

EXHIBIT C
CONTRACTS
Exhibit C to Amended and Restated Loan Agreement by and among NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of May 29, 2014.

Agreements
Letter Agreement dated September 18, 2013 between Loews Santa Monica Beach Hotel and Joey Harris d/b/a Spokes and Stuff
Employer Company Agreement and applicable Extension Letter dated June 29, 2004 between Santa Monica Beach Hotel Corporation and Loews Santa Monica Hotel, Inc.
Collective Bargaining Agreement between Santa Monica Beach Hotel Corporation and United – Here Local 11
Audio Visual Services Concession Agreement by and between Swank Audio Visuals, LLC and Loews Santa Monica Beach Hotel dated as of February 1, 2012
Organizational Improvement and Software Implementation Agreement by and between UniFocus LP and DTRS Santa Monica, LLC d/b/a Loews Santa Monica Beach Hotel

Space Leases
The Rent-A-Car Concession Agreement dated January 1, 2002, as amended by Letter Agreements dated December 30, 2004, December 30, 2007, December 18, 2008, March 23, 2009, February 25, 2010, January 1, 2011 and February 11, 2014 between the Loews Santa Monica Beach Hotel and The Hertz Corporation

Licenses and Permits (including Liquor Licenses)
City of Santa Monica - Business License #098137 Tax Certificate in the amount of $34,955.83
City of Santa Monica - Business License #098138 Tax Certificate in the amount of $353.33
City of Santa Monica - Business License #098592 Tax Certificate in the amount of $1,734.58
City of Santa Monica - Business License #098593 Tax Certificate in the amount of $2,257.08
City of Santa Monica - Business License #098594 Tax Certificate in the amount of $1,417.08
City of Santa Monica - Business License #106738 Tax Certificate in the amount of $903.33
City of Santa Monica - Business License #098136 Tax Certificate in the amount of $5,648.18
City of Santa Monica - Police Permit #098136
City of Santa Monica – Tobacco Retailer License #098136
City of Santa Monica - Business License #110423 Tax Certificate in the amount of $147.08
City of Santa Monica - Business License #110422 Tax Certificate in the amount of $3,040.83

Exhibit C

Loan No. 1005062

City of Santa Monica – Police Permit #110422
State of California, Department of Alcoholic Beverage Control, Alcoholic Beverage License for an On-Sale General Eating Place, Type Number DUP 47 424893
State of California, Department of Alcoholic Beverage Control, Alcoholic Beverage License for an On-Sale General Eating Place, Type Number DUP47 424893 1
State of California, Department of Alcoholic Beverage Control, Alcoholic Beverage License for an On-Sale General Eating Place, Type Number DUP 47 424893 2
State of California, Department of Alcoholic Beverage Control, Alcoholic Beverage License for a Caterer Permit, Type Number DUP 58 424893 1
State of California, Department of Alcoholic Beverage Control, Alcoholic Beverage License for a Controlled Access Cabinet Permit, Type Number DUP 66 424893 1
State of California, Department of Alcoholic Beverage Control, Alcoholic Beverage License for a Portable Bar, Type Number DUP 68 424893 1
State of California, Department of Alcoholic Beverage Control, Alcoholic Beverage License for a Portable Bar, Type Number DUP 68 424893 2
State of California, Department of Alcoholic Beverage Control, Alcoholic Beverage License for a Portable Bar, Type Number DUP 68 424893 3
State of California, Department of Alcoholic Beverage Control, Alcoholic Beverage License for a Portable Bar, Type Number DUP 68 424893 4
State of California, Department of Alcoholic Beverage Control, Alcoholic Beverage License for a Portable Bar, Type Number DUP 68 424893 5
State of California, Department of Alcoholic Beverage Control, Alcoholic Beverage License for a Portable Bar, Type Number DUP 68 424893 6
State of California, Department of Alcoholic Beverage Control, Alcoholic Beverage License for On-Sale General Eating Place, Type Number DUP 47 424893

California State Board of Equalization Seller’s Permit issued to Loews Santa Monica Beach Hotel/DTRS Santa Monica, LLC, Account Number 7/1/2005 SR AS 100-624518
California State Board of Equalization Cigarette and Tobacco Products Licensing Act of 2003 Retailer’s License issued to Loews Santa Monica Beach Hotel/DTRS Santa Monica, LLC, Account Number LR Q ET 91-272585

California Department of Consumer Affairs Establishment License issued to Loews Santa Monica Beach Hotel Spa & Fitness Center, License No. A 226667
County of Los Angeles Public Health License for Hotel/Pool (51+ Rooms)
County of Los Angeles Public Health Operating Permit for Restaurant (201-400 Seats)
County of Los Angeles Public Health Operating Permit for Restaurant (0-10 Seats – Lobby Bar)
County of Los Angeles Public Health Operating Permit for Restaurant (401+Seats – Pritikin Kitchen)
County of Los Angeles Public Health Operating Permit for Restaurant (201-400 Seats – Banquet Kitchen)

Exhibit C

Loan No. 1005062

County of Los Angeles Public Health Operating Permit for Restaurant (31-60 Seats – Papillion))
County of Los Angeles Public Health Operating Permit for Restaurant (31-60 Seats – Employee Cafeteria)
Conveyance Permit issued by California Department of Industrial Relations, Division of Occupational Safety and Health for Conveyance Number 090386 (owner’s ID#1/LFT)
Conveyance Permit issued by California Department of Industrial Relations, Division of Occupational Safety and Health for Conveyance Number 090331 (owner’s ID#2/RT)
Conveyance Permit issued by California Department of Industrial Relations, Division of Occupational Safety and Health for Conveyance Number 090385 (owner’s ID#3/LFT)
Conveyance Permit issued by California Department of Industrial Relations, Division of Occupational Safety and Health for Conveyance Number 090186 (owner’s ID#4/RT)
Conveyance Permit issued by California Department of Industrial Relations, Division of Occupational Safety and Health for Conveyance Number 093649 (owner’s ID#5SVLF)
Conveyance Permit issued by California Department of Industrial Relations, Division of Occupational Safety and Health for Conveyance Number 090392 (owner’s ID#6SU.RT)
Conveyance Permit issued by California Department of Industrial Relations, Division of Occupational Safety and Health for Conveyance Number 090409 (owner’s ID#7LT/PG)
Conveyance Permit issued by California Department of Industrial Relations, Division of Occupational Safety and Health for Conveyance Number 090410 (owner’s ID#8RT/PG)
Federal Communications Commission, Wireless Telecommunications Bureau, Ratio Station Authorization, Call Sign WPPC415, File Number 0001917481
City of Santa Monica Unified Program Permit, Hazardous Waste Generator Permit, Account Number 90-1204.01
Permit to Operate Steam Boiler issued by California Department of Industrial Relations, Division of Occupational Safety and Health for State Serial Number B015970-01
Permit to Operate Steam Boiler issued by California Department of Industrial Relations, Division of Occupational Safety and Health for State Serial Number B015971-01
Permit to Operate Air Pressure Tank issued by California Department of Industrial Relations, Division of Occupational Safety and Health for State Serial Number A031217-90
Industrial Wastewater Permit – Hotel issued by the City of Santa Monica, Permit No. 53-3519-01
Construction and Other Warranties & Guarantees
Highland Commercial Roofing – 5 year Unconditional Leak Free Guarantee with respect to copper metal roof sheds, Warranty #10-126 date of completion April 29, 2010
Highland Commercial Roofing – 5 year Unconditional Leak Free Guarantee with respect to 12 copper roof sheds, Warranty #11-134 date of completion March 17, 2011
Maintenance and Service Agreements
Trane Building Services Service Agreement for Mechanical Maintenance Renewal dated December 6, 2010, accepted December 23, 2010, Contract ID 361 (renewed)

Exhibit C

Loan No. 1005062

Letter Agreement with ValleyCrest Landscape Maintenance, Inc. for landscape maintenance services commencing September 8, 2009 (renewed)
Letter Agreement with Southern California Gas Company for noncore gas service under rate schedule GN-10, dated September 21, 2009, contract # 238857 (renewed)
Master Services Contract #252269 (“MSC”) with Southern California Gas Company for Transportation Services, Contracted Marketer Program Services, Core Aggregation Transportation Services, Storage Services and other services that may be available from time to time dated September 29, 2009, as amended, modified, updated or supplemented from time to time

Master Services Contract #252270 Schedule A to MSC for Intrastate Transmission Services between Southern California Gas Company and DTRS Santa Monica LLC, dated September 29, 2009, as amended, modified, updated or supplemented from time to time
Food and Beverage Outlet Social Media Management Agreement by and between Benji’s Creative Ventures LLC d/b/a BCV and DTRS Santa Monica, LLC dated as of July 2013
Maintenance Services Agreement by and between DTRS Santa Monica and Scottel Voice & Data, Inc. d/b/a Black Box Network Services dated as of February 12, 2013
Master Agreement for Purchase of Hardware, Software and Services by and between Capton, Inc. and Loews Santa Monica Beach Hotel effective as of October 14, 2013
Short Term Use Agreement for Lit Fiber by and between the City of Santa Monica and DTRS Santa Monica, LLC effective as of January 4, 2012
Confirmation Agreement by and between Commerce Energy, Inc. and SCHI Santa Monica Beach Hotel III, LLC d/b/a Loews Santa Monica dated as of November 8, 2013
Maintenance Services Agreement by and between Loews Santa Monica Beach Hotel and LandCorp Property Maintenance of California LLC dated as of January 20, 2014
Owners Form of Vertical Transportation Maintenance Contract and Specifications for Loews Santa Monica Beach Resort & Hotel by and between ThyssenKrupp Elevator Corp. and Strategic Hotels and Resorts c/o Loews Santa Monica Beach Resort & Hotel dated as of February 21, 2014

Occupancy
Certificate of Occupancy Permit No. 58811 issued by Santa Monica Building & Safety dated November 6, 1986
Insurance
Proof of Insurance issued by Aon/Albert G Ruben Insurance Service, Inc. re General Liability, Automobile Liability and Umbrella Liability insurance, dated July 8, 2013

Exhibit C

Loan No. 1005062

EXHIBIT D
VEHICLES
Exhibit C to Amended and Restated Loan Agreement by and among NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of May 29, 2014.
None.

Exhibit D

Loan No. 1005062

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of _______, 20__ (the “Agreement”) by and among _________________________ (the “Assignor”), _________________________ (the “Assignee”), NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).
WHEREAS, the Assignor is a Lender under that certain Amended and Restated Loan Agreement, dated as of May 29, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.12. thereof, the Administrative Agent, and the other parties thereto;
WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Portion under the Credit Agreement, all on the terms and conditions set forth herein; and
WHEREAS, Borrower and Administrative Agent consent to such assignment on the terms and conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:
Section 1. Assignment.
(a)    Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of ____________, 20__ (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $__________ interest (such interest being the “Assigned Portion”) in and to the Assignor’s Portion, and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Note, and the other Loan Documents representing ______% in respect of the aggregate amount of all Lenders’ Portions, including without limitation, a principal amount of outstanding Loans equal to $_________, all voting rights of the Assignor associated with the Assigned Portion all rights to receive interest on such amount of Loans and all Fees with respect to the Assigned Portion and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Portion, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Portion equal to the amount of the Assigned Portion. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Portion as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Portion equal to the Assigned Portion, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Loans to the Borrower with respect to the Assigned Portion and] the obligation to indemnify the Administrative Agent as provided in the Credit Agreement (the foregoing obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”). The Assignor shall have no further duties or obligations with respect to,

Exhibit E- Page 1

Loan No. 1005062

and shall have no further interest in, the Assigned Obligations or the Assigned Portion from and after the Assignment Date.
(b)    The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Administrative Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4. below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any other Loan Party or any other Subsidiary, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any other Loan Party or any other Subsidiary in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Loan Party of any obligation under the Credit Agreement or any other Loan Document. Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower, any other Loan Party or any other Subsidiary or to notify the undersigned of any Default or Event of Default except as expressly provided in the Credit Agreement. The Assignee has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.
Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1 of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $_________ representing the aggregate principal amount outstanding of the Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby.
Section 3. Payments by Assignor. The Assignor agrees to pay to the Administrative Agent on the Assignment Date the administrative fee payable under Section 12.12.(c) of the Credit Agreement.
Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under

Exhibit E- Page 2

Loan No. 1005062

the Credit Agreement having a Portion under the Credit Agreement immediately prior to the Assignment Date, equal to $____________ and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $____________, and (b) it is the legal and beneficial owner of the Assigned Portion which is free and clear of any adverse claim created by the Assignor.
Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement; (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; (d) agrees that it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender; and (e) is either (i) not organized under the laws of a jurisdiction outside the United States of America or (ii) has delivered to the Administrative Agent (with an additional copy for the Borrower) such items required under Section 3.10 of the Credit Agreement.
Section 6. Recording and Acknowledgment by the Administrative Agent. Following the execution of this Agreement, the Assignor will deliver to the Administrative Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Administrative Agent and (b) the Assignor’s Note. Upon such acknowledgment and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.
Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

Attention:

Telephone No.:

Exhibit E- Page 3

Loan No. 1005062

Telecopy No.:
Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Administrative Agent and if required, the Borrower, and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Administrative Agent of the amounts owing by the Assignor pursuant to Section 3 hereof. Upon recording and acknowledgment of this Agreement by the Administrative Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 12.11 of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Portion.
Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.
Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.
Section 12. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor.
Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Exhibit E- Page 4

Loan No. 1005062

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.
Section 17. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Portion equal to the Assigned Portion. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, if any, and to the Loans made by the Lenders after the date hereof and to receive the Fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the benefit of the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee a Note in an initial amount equal to the Assigned Portion. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations.
[Signatures on Following Page]

Exhibit E- Page 5

Loan No. 1005062

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

ASSIGNOR:
[NAME OF ASSIGNOR]
By:

Name:

Title:
Payment Instructions
[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:
ASSIGNEE:
[NAME OF ASSIGNEE]
By:

Name:

Title:
Payment Instructions
[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:
[Signatures continued on Following Page]

Exhibit E- Page 6

Loan No. 1005062

Exhibit E- Page 7

Loan No. 1005062

Agreed and Consented to as of the date first written above.
BORROWER:
NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company
By:
Name:    __________________________
Title:    __________________________
Accepted as of the date first written above.
ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:

Name:

Title:

[End signatures.]

Exhibit E- Page 8

Loan No. 1005062

EXHIBIT F
COMPLIANCE CERTIFICATE

To:	Wells Fargo Bank, National Association, as Administrative Agent
This Certificate is furnished pursuant to Section 9.1(a) of that certain Amended and Restated Loan Agreement, dated as of May 29, 2014 (as amended, modified, renewed or extended from time to time, the “Agreement”) among New Santa Monica Beach Hotel, L.L.C., as Borrower, DTRS Santa Monica, L.L.C., as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and the financial institutions party thereto from time to time, as Lenders. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the ___________________[Officer Title] of the Borrower.
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the operations of each Borrower during the period covered by the attached operating statements.
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Potential Default during or at the end of the period covered by the attached operating statements or as of the date of this Certificate, except as set forth below.
4.    Attached hereto as Schedule 1 is the operating statement for the Property for the month ending _________, which such operating statement details Gross Operating Revenues and Permitted Operating Expenses, along with the average daily rate, occupancy levels and revenue per available room for the Property.
5.    Attached hereto as Schedule 2 is a comparison of the results shown in the operating statement attached as Schedule 1 with (A) the projections for such month contained in the applicable Operating Budget, and (B) the actual results for the same calendar month in the immediately preceding calendar year.
6.    Attached hereto as Schedule 3 is an operating statement showing year-to-date results for the period ending ___________, together with a comparison of such operating statement with A) the projections for such year-to-date period contained in the applicable Operating Budget, and (B) the actual results for the year-to-date period ending with the same month in the immediately preceding calendar year.
7.    Attached hereto as Schedule 4 is an operating statement showing immediately preceding twelve month period, ending __________.

Exhibit F

Loan No. 1005062

8.    Attached hereto as Schedule 5 is a budget reforecast showing actual results to date and a reforecast for the remainder of the current calendar year with respect to the current Operating Budget and the current Capital Budget.
Described below are the exceptions, if any, to paragraph 3, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event: ________________________________________________________________________
________________________________________________________________________
All information reflected on each of Schedules 1, 2, 3, 4, and 5 attached hereto is true, complete and correct in all material respects.
The foregoing certifications, together with information and operating statements attached as schedules hereto, are made and delivered this     day of              , 201_.

_________________________________

Exhibit F

Loan No. 1005062

EXHIBIT G
FORM OF DSCR CERTIFICATE

To:	Wells Fargo Bank, National Association, as Administrative Agent
This Certificate is furnished pursuant to Section 9.2 of that certain Amended and Restated Loan Agreement dated as of May 29, 2014(as amended, modified, renewed or extended from time to time, the “Agreement”) among New Santa Monica Beach Hotel, L.L.C., as Borrower, DTRS Santa Monica, L.L.C., as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and the financial institutions party thereto from time to time, as Lenders. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the ___________________[Officer Title] of the Borrower.
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the operations of each Borrower during the period covered by the attached operating statements.
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Potential Default during or at the end of the period covered by the attached operating statements or as of the date of this Certificate, except as set forth below.
4.    Schedule I attached hereto sets forth financial data and computations required to establish the DSCR (as of the DSCR Test Date identified in Schedule I) as set forth in the Agreement, all of which data and computations are true, complete and correct in all material respects.
Described below are the exceptions, if any, to paragraph 3, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event: ________________________________________________________________________
________________________________________________________________________
5.    [Schedule II attached hereto sets forth financial data and computations required to establish the Debt Yield (as of the DSCR Test Date identified in Schedule II) as set forth in the Agreement, all of which data and computations are true, complete and correct in all material respects.]
The foregoing certifications, together with the computations set forth in Schedule I hereto and the operating statements delivered with this Certificate in support hereof, are made and delivered this     day of              , 201_.

Exhibit G

Loan No. 1005062

_________________________________

Exhibit G

Loan No. 1005062

SCHEDULE I
DSCR TEST CALCULATION
MONTHLY OPERATING STATEMENT (must be attached)
Trailing 12 months (“TTM”) ending: ___________
Gross Operating Revenues for TTM    ___________
Less: Permitted Operating Expenses for TTM    ___________
NOI for TTM    ___________
Plus:

Actual Management Fee for TTM    ___________

Actual FF&E Reserve for TTM    ___________
Grossed Up NOI for TTM    ___________
Less:
(1)Greater of:
(a)Actual Base Management Fees for TTM    ___________
(b)2.5% of Gross Operating Revenues for TTM    ___________    ___________

(2)Greater of:
(a)    Actual FF&E Reserve per
Management Agreement for TTM    ___________
(b)    4% of Gross Operating Revenues for TTM    ___________    ___________

Adjusted NOI for TTM    ___________
Pro Forma Debt Service:
(1)Greater of:
(a)Actual Debt Service     ___________

(b)7.5% of outstanding principal    ___________

(c)10-Year T-Bill + 3.00% with 30-year amo    ___________    ___________

Debt Service Coverage Ratio        __________

(Adjusted NOI divided by Pro Forma Debt Service)
Applicable Maintenance DSCR Hurdle                     ___________

Exhibit G

Loan No. 1005062

Passed Test / Failed Test
Applicable Minimum DSCR Hurdle                         ___________
Passed Test / Failed Test

Exhibit G

Loan No. 1005062

SCHEDULE II
DEBT YIELD CALCULATION
MONTHLY OPERATING STATEMENT (must be attached)
Trailing 12 months (“TTM”) ending: ___________
Gross Operating Revenues for TTM    ___________

Less: Permitted Operating Expenses for TTM    ___________

NOI for TTM    ___________
Plus:

Actual Management Fee for TTM    ___________

Actual FF&E Reserve for TTM    ___________
Grossed Up NOI for TTM    ___________
Less:
(3)Greater of:
(a)    Actual Base Management Fees for TTM    ___________
(b)    2.5% of Gross Operating Revenues for TTM    ___________    ___________

(4)Greater of:
(a)    Actual FF&E Reserve per
Management Agreement for TTM    ___________
(b)    4% of Gross Operating Revenues for TTM    ___________    ___________

Divided by:

Outstanding Principal Balance of the Loan        ___________

Debt Yield        __________
Passed Test / Failed Test

Exhibit G

Loan No. 1005062

EXHIBIT H
FORM OF NOTE
$______________    _________, 20__
This Amended and Restated Secured Promissory Note (this “Note”) amends, restates, replaces and supersedes in its entirety that certain Secured Promissory Note, dated July 14, 2011, in the original principal sum of One Hundred Ten Million and No/100ths Dollars ($110,000,000) (the “Original Note”). This Note shall become effective on the Effective Date (as defined in the Loan Agreement (as defined below)), and the issuance of this Note shall not be construed as a full or partial novation of the Original Note, as all amounts outstanding under the Original Note (unless otherwise repaid in accordance with the Loan Agreement) are fully outstanding as of the date hereof. This Note is the “Note” referred to in the Loan Agreement and is subject to, and entitled to, all provisions and benefits thereof.
FOR VALUE RECEIVED, the undersigned, NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of __________________________ (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, Winston-Salem Loan Center, One West Fourth Street, Winston-Salem, North Carolina 27101, Attention: Anne F. Hutchinson, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of ___________________ AND ___/100THS DOLLARS ($_____________), or such lesser amount as may be the then outstanding and unpaid balance of all Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Loan Agreement.
The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Loan Agreement.
This Note is one of the “Notes” referred to in the Amended and Restated Loan Agreement, dated as of May 29, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.12 thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Loan Agreement. The Loan Agreement, among other things, (a) provides for the making of Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Loans upon the occurrence of certain specified events.
The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Exhibit H

Loan No. 1005062

Time is of the essence for this Note.
[This Note is given in replacement of the Note dated _____ __, 2014, in the original principal amount of $_______ previously delivered to the Lender under the Credit Agreement. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.]
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
[Signature on following page.]

Exhibit H

Loan No. 1005062

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date written above.
BORROWER:
NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company,
By: ______________________________
Name:    ___________________________
Title:    ___________________________

Exhibit H

Loan No. 1005062

EXHIBIT I

FIXED RATE NOTICE

TODAY’S DATE:		LOAN MATURITY DATE:	May 29, 2017
TO:	WELLS FARGO BANK, N.A. DISBURSEMENT AND OPERATIONS CENTER FAX # 866-972-1050 ATTENTION: RATE OPTION DESK	LOAN ADMINISTRATOR:	Kathy Vlaich
		RELATIONSHIP MANAGER:	Anand Jobanputra

BORROWER INTEREST RATE OPTION REQUEST
Rate Quote Line (888) 293-2362 x:472 Use One Form Per Transaction

LOAN #:	1005062	BORROWER NAME:	NEW SANTA MONICA BEACH HOTEL, L.L.C.

RATE SET DATE:	FIXED RATE COMMENCEMENT DATE:	(1350)
FIXED RATE PERIOD (TERM):	(i.e. 1, 3 months , etc. as allowed per Note)

INDEX:	LIBO	RATE:	%	+	2.55%	=	[___]%	(1350)
		Quote			Spread		Applicable Rate

FIXED RATE PORTION EXPIRING ON:	$

Exhibit I

Loan No. 1005062

1.	AMOUNT ROLLING OVER	$	FROM OBLGN#:

2.	ADD: AMT TRANSFERRED FROM ONE-MONTH LIBOR PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
3.	ADD: AMT TRANSFERRED FROM OTHER FIXED RATE PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
	ADD: AMT TRANSFERRED FROM OTHER FIXED RATE PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
4.	LESS: AMT TRANSFERRED TO ONE-MONTH LIBOR PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
	TOTAL FIXED RATE PORTION:	$

ADMINISTRATION FEE DUE:		$0.00
CHARGE FEES TO DDA#:		YES, charge DDA		DDA#:
		NO, to be remitted		PLEASE REMIT FEE TO:

Borrower confirms, represents and warrants to Administrative Agent and each Lender, (a) that this selection of a Fixed Rate is subject to the terms and conditions of the Amended and Restated Loan Agreement among Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of May 29, 2014 (the “Loan Agreement”) and the other Loan Documents defined therein, and (b) that terms, words and phrases used but not defined in this Notice have the meanings attributed thereto in the Loan Agreement, and (c) that no Default or Potential Default has occurred or exists under the Loan Agreement or any other Loan Document.

REQUESTED BY (as allowed per documents):	TELEPHONE #:	( )
PRINT NAME:	FAX #:	( )

Exhibit I

Loan No. 1005062

EXHIBIT J

DISBURSEMENT INSTRUCTION AGREEMENT

DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: NEW SANTA MONICA BEACH HOTEL, L.L.C.
Lender: Wells Fargo Bank, N.A., AS ADMINISTRATIVE AGENT FOR ITSELF AND ON BEHALF OF THE LENDERS

Loan:  Loan number 1005062 made pursuant to that certain Amended and Restated Loan Agreement, dated as of May 29, 2014, among Borrower, DTRS Santa Monica, L.L.C.,, Administrative Agent and Lenders, as amended from time to time

Effective Date: May 29, 2014

Check applicable box:

☒   New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.

Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;
(2)to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and
(3)to provide Lender with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above is referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Lender at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Exhibit J

Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers: Lender is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
[DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”]
If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers:  Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Lender is authorized to use the wire instructions that have been provided directly to Lender by the Receiving Party or Borrower and attached as the Closing Exhibit. All wire instructions must contain the information specified on the Closing Exhibit.

Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

Direct Deposit:  Disbursement Requests for the Closing Disbursement(s) to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Exhibit J

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

NEW SANTA MONICA BEACH HOTEL, L.L.C.,
a Delaware limited liability company

By:    __________________________
Name:    __________________________
Title:    __________________________

Exhibit J

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.
“Receiving Bank” means the financial institution where a Receiving Party maintains its account.
“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.
“Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Lender must receive Disbursement Requests in writing. Verbal requests are not accepted. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Lender’s customer verification procedures. Lender is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Lender considers to be reasonable. Lender will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Lender may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Lender to violate any applicable law or regulation.

Limitation of Liability. Lender shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY LENDER IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Lender is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Lender has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Lender may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Lender takes these actions, Lender will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Lender and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Lender will not execute Disbursement Requests expressed in foreign currency unless permitted by the Loan Agreement.

Errors. Borrower agrees to notify Lender of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Lender’s confirmation to Borrower of such Disbursement. If Lender is notified that it did not disburse the full amount requested in a Disbursement Request, Lender’s sole liability will be to promptly disburse the amount of the stated deficiency. If Lender disburses an amount in excess of the amount requested in a Disbursement Request, Lender will only be liable for such excess amount to the extent that Borrower does not receive the benefit of such amount.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Lender may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

Exhibit J

CLOSING EXHIBIT
WIRE INSTRUCTIONS

All wire instructions must contain the following information:

•Transfer/Deposit Funds to (Receiving Party Account Name)
•Receiving Party Deposit Account Number
•Receiving Bank Name, City and State
•Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

Exhibit J

EXHIBIT K-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Loan Agreement, dated as of May 29, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Wells Fargo Bank, National Association, as administrative agent, New Santa Monica Beach Hotel, L.L.C., a Delaware limited liability company, as borrower, DTRS Santa Monica, L.L.C., a Delaware limited liability company, as operating lessee, and each lender from time to time party thereto.
Pursuant to the provisions of Section 8.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit K
CLI-2204166v9

EXHIBIT K-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Loan Agreement, dated as of May 29, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Wells Fargo Bank, National Association, as administrative agent, New Santa Monica Beach Hotel, L.L.C., a Delaware limited liability company, as borrower, DTRS Santa Monica, L.L.C., a Delaware limited liability company, as operating lessee, and each lender from time to time party thereto.
Pursuant to the provisions of Section 8.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit K
CLI-2204166v9

EXHIBIT K-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Loan Agreement, dated as of May 29, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Wells Fargo Bank, National Association, as administrative agent, New Santa Monica Beach Hotel, L.L.C., a Delaware limited liability company, as borrower, DTRS Santa Monica, L.L.C., a Delaware limited liability company, as operating lessee, and each lender from time to time party thereto.
Pursuant to the provisions of Section 8.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit K
CLI-2204166v9

EXHIBIT K-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Loan Agreement, dated as of May 29, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Wells Fargo Bank, National Association, as administrative agent, New Santa Monica Beach Hotel, L.L.C., a Delaware limited liability company, as borrower, DTRS Santa Monica, L.L.C., a Delaware limited liability company, as operating lessee, and each lender from time to time party thereto.
Pursuant to the provisions of Section 8.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit K
CLI-2204166v9